As filed with the Securities and Exchange Commission on Arpil 2, 2002
                                               Registration No. 333-___________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              HIBERNIA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Louisiana                                          72-0724532
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

        313 Carondelet Street                                   70130
       New Orleans, Louisiana                                 (Zip Code)
(Address of Principal Executive Offices)


                              HIBERNIA CORPORATION
                            RETIREMENT SECURITY PLAN
                            (Full Title of the Plan)


                                  Gary L. Ryan
                              Senior Vice President
                              Hibernia Corporation
                         225 Baronne Street, 11th Floor
                              New Orleans, LA 70112
                     (Name and Address of Agent for Service)

                                 (504) 533-5333
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
============================================== =================== ================== ================ =====================
                                                                       Proposed          Proposed
                                                                        Maximum           Maximum
             Title of Securities                     Amount            Offering          Aggregate
---------------------------------------------        To Be             Price Per         Offering           Amount of
             To Be Registered(1)                Registered(1)(2)       Share(3)          Price(3)        Registration Fee
---------------------------------------------- ------------------- ------------------ ---------------- ---------------------
Class A Common Stock, no par value              3,500,000 shares        $18.845         $65,957,500           $6,068
============================================== =================== ================== ================ =====================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Retirement Security Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the plan, pursuant to Rule 416 of the Securities Act.

(3) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act and based upon the average of the high and low sales prices reported on the New York Stock Exchange reporting system on March 26, 2002.




                              EXPLANATORY STATEMENT

         The purpose of this Registration Statement is to register an additional 3,500,000 shares of Class A common stock, no par value (the "Common Stock"), for issuance in connection with the Hibernia Corporation Retirement Security Plan (the "Plan"). Pursuant to General Instruction E to Form S-8, except as set forth below, the contents of Registration Statement No. 2-96194 and Post-Effective Amendments No. 1, 2 and 3 thereto, are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

* Item 1.         Plan Information.

* Item 2.         Registrant Information and Employee Plan Annual Information.

         * The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by Hibernia Corporation (the "Company") (Commission File No. 001-10294) and the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this registration statement by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 11, 2002;

         (2) The Plan's Annual Report on Form 11-K for the year ended December 31, 2000, filed with the Commission on June 27, 2001 (as an amendment to the Company's Annual Report on Form 10-K for the year ended December 31, 2000);

         (3) The Company's Current Report on Form 8-K filed with the Commission on January 16, 2002; and

         (4) The description of the Company's Class A common stock, no par value (the "Common Stock") contained in the Company's Current Report on Form 8-K filed with the Commission on December 4, 1998.

         In addition, all documents subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         A legal opinion to the effect that the issuance of the shares of Common Stock offered pursuant to the Plan has been duly authorized by the Company and that the shares, when issued in accordance with their terms, will be fully paid and nonassessable, has been rendered by Cathy E. Chessin, Senior Vice President, Corporate Counsel and Secretary of the Company. Ms. Chessin participates in the Plan as an employee of the Company, subject to the same terms and conditions as other participants, including investment, from time to time, in Common Stock.

Item 6.           Indemnification of Directors and Officers.

         The Louisiana Business Corporation Law ("LBCL") contains several provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders that they serve.
Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

         Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinary prudent men would exercise under similar circumstances in like positions; however, Section 91 specifically provides that a director or officer shall not be held personally liable to the corporation or its shareholders for monetary damages unless the director or officer acted in a grossly negligent manner or engaged in conduct demonstrating a greater disregard of the duty of care than gross negligence. Gross negligence is defined as a reckless disregard of or carelessness amounting to indifference to the best interests of the corporation or the shareholders. Section 91 also provides that a director or officer who makes a business decision in good faith satisfies the required duty of care if he or she does not have a conflict of interest with respect to the matter, is informed about the matter to the extent he or she reasonably believes to be appropriate under the circumstances and rationally believes his or her judgment is in the best interests of the corporation and its shareholders.
Section 91 also specifically provides that it is not intended to derogate from any indemnification permitted under Section 83 (which is discussed below).

         Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

         Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation, he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

         The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. In such suits, indemnification is limited to expenses (including attorneys' fees and amounts paid in settlement) not exceeding (in the judgment of the board of directors) the estimated expense of litigating the action to conclusion actually and reasonably incurred in connection with the defense or settlement of the action. Further, no indemnification is permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court.

         Indemnification of officers and directors may only be made by the corporation (unless ordered by the court) if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

         Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him or her giving rise to a claim of indemnification. Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors. In addition, a corporation may only advance defense costs if it has received an undertaking by or on behalf of the officer or director to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as otherwise authorized by Section 83.

         Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

         The Company has adopted an indemnification provision to its Articles of Incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries (or persons serving as officers or directors of other entities at the request of the Company) against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries (or another entity at the request of the Company). Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

         The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such a limitation.

         Further, the Company maintains insurance covering the liability of its directors and officers for actions taken in their official capacity.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

4.1 Articles of Incorporation of the Company dated June 1, 1998, filed with the Commission on November 13, 1998 as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1998, as amended, are hereby incorporated by this reference.

4.2 By-Laws of the Company as amended through December 13, 2000, filed with the Commission on March 30, 2001 as Exhibit 3.2 to Form 10-K for the year ended December 31, 2000, as amended, are hereby incorporated by this reference.

4.3               Hibernia Corporation Retirement Security Plan

5                 Opinion of Corporate Counsel

23.1              Consent of Ernst & Young LLP

23.2              Consent of Corporate Counsel (included in Exhibit 5)

24                Powers of Attorney

         The Company has submitted the Plan to the Internal Revenue Service for a determination that the Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Company will make all changes, if any, required by the Internal Revenue Service in order to qualify the Plan.

Item 9.           Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 29th day of March, 2002.

                                  HIBERNIA CORPORATION

                                  By:      /s/ Ron E. Samford, Jr.
                                           -----------------------

                                           Ron E. Samford, Jr.
                                           Executive Vice President, Controller
                                           and Chief Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                   Title                             Date

/s/ Robert H. Boh*
-----------------------  Chairman of the Board of Directors       March 29, 2002
Robert H. Boh

/s/ J. Herbert Boydstun     President and Chief Executive
-----------------------         Officer and Director              March 29, 2002
J. Herbert Boydstun         (principal executive officer)


/s/ Marsha M. Gassan           Chief Financial Officer            March 29, 2002
-----------------------     (principal financial officer)
Marsha M. Gassan

/s/ Ron E. Samford, Jr.        Chief Accounting Officer
-----------------------     (principal accounting officer)        March 29, 2002
Ron E. Samford, Jr.

/s/ E. R. Campbell*                    Director                   March 29, 2002
-----------------------
E. R. Campbell

/s/ Richard W. Freeman, Jr.*           Director                   March 29, 2002
----------------------------
Richard W. Freeman, Jr.

/s/ Dick H. Hearin*                    Director                   March 29, 2002
-----------------------
Dick H. Hearin

/s/ Robert T. Holleman*                Director                   March 29, 2002
-----------------------
Robert T. Holleman

/s/ Randall E. Howard*                 Director                   March 29, 2002
-----------------------
Randall E. Howard

/s/ Elton R. King*                     Director                   March 29, 2002
-----------------------
Elton R. King

/s/ Sidney W. Lassen*                  Director                   March 29, 2002
-----------------------
Sidney W. Lassen

/s/ Donald J. Nalty*                   Director                   March 29, 2002
-----------------------
Donald J. Nalty

/s/ Ray B. Nesbitt*                    Director                   March 29, 2002
-----------------------
Ray B. Nesbitt

/s/ William C. O'Malley*               Director                   March 29, 2002
-----------------------
William C. O'Malley

/s/ James R. Peltier*                  Director                   March 29, 2002
-----------------------
James R. Peltier

/s/ Robert T. Ratcliff*                Director                   March 29, 2002
-----------------------
Robert T. Ratcliff

/s/ Janee M. Tucker*                   Director                   March 29, 2002
-----------------------
Janee M. Tucker

*By:     /s/ Cathy E. Chessin
         ---------------------
         Cathy E. Chessin
         Attorney-in-Fact



The Plan.

         Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 29th day of March, 2002.

                                   HIBERNIA CORPORATION
                                   RETIREMENT SECURITY PLAN

                                   By: /s/ Ron E. Samford, Jr.
                                       ----------------------
                                       Ron E. Samford, Jr
                                       Executive Vice President, Controller
                                       and Chief Accounting (plan administrator)



                                  EXHIBIT INDEX

         Exhibit
         Number   Document Description

         4.1 Articles of Incorporation of the Company dated June 1, 1998, filed with the Commission on November 13, 1998 as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1998, as amended, are hereby incorporated by this reference.

         4.2 By-Laws of the Company as amended through December 13, 2000, filed with the Commission on March 30, 2001 as Exhibit 3.2 to Form 10-K for the year ended December 31, 2000, as amended, are hereby incorporated by this reference.

         4.3      Hibernia Corporation Retirement Security Plan

         5        Opinion of Corporate Counsel

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Corporate Counsel (included in Exhibit 5)

         24       Powers of Attorney

                                   Exhibit 4.3




                              HIBERNIA CORPORATION
                            RETIREMENT SECURITY PLAN

                              HIBERNIA CORPORATION
                            RETIREMENT SECURITY PLAN

                                TABLE OF CONTENTS


                                                                           Page

ARTICLE I - DEFINITIONS........................................................1

ARTICLE II - PARTICIPATION.....................................................7
   Participation Standards.....................................................7
   Termination of Employment...................................................7
   Change in Status............................................................8

ARTICLE III - EMPLOYEE CONTRIBUTIONS...........................................8
   Employee Contribution Agreements............................................8
   Deemed Employee Contribution Election.......................................9
   Delivery of Contributions..................................................10
   Treatment of Excess Pre-Tax Basic and Excess Contributions.................10
   Limitations on Employee Contributions......................................10

ARTICLE IV - EMPLOYER CONTRIBUTIONS; ROLLOVERS................................10
   Matching Contributions.....................................................10
   Delivery of Contributions..................................................11
   Rollover Contributions.....................................................11
   Reversion..................................................................11
   Limitations on Matching Contributions......................................11

ARTICLE V - VESTING...........................................................12
   Determination of Vested Percentage.........................................12
   Forfeitures................................................................12
   Contributions After a Period of Severance..................................12
   Contributions Before a Period of Severance.................................13
   Other Termination of Employment............................................13

ARTICLE VI - ACCOUNTS, ACCOUNTING, VALUATION AND INVESTMENTS..................13
   Allocation of Contributions................................................13
   Valuation of Trust.........................................................13
   Valuation of Accounts......................................................14
   Accounting Procedures......................................................14
   Trust Agreement and Fund...................................................14
   Investment of Accounts.....................................................14
   Fees and Expenses..........................................................14

ARTICLE VII - DISTRIBUTIONS...................................................15
   Special Definitions........................................................15
   Form of Payment............................................................15
   Time of Distribution.......................................................15
   Consent to Distribution....................................................15
   In-Service Distributions...................................................16
   Special Distributions......................................................17
   Manner of Distribution.....................................................17
   Direct Rollovers...........................................................17

ARTICLE VIII - DEATH BENEFITS.................................................18
   Death Benefits.............................................................18
   Distributions to Minors....................................................18
   Beneficiary Designation....................................................18

ARTICLE IX - WITHDRAWALS AND LOANS............................................19
   Loans......................................................................19
   Financial Hardship.........................................................20

ARTICLE X - ADMINISTRATION....................................................21
   Powers.....................................................................21
   Actions....................................................................22
   Bond.......................................................................22
   Compensation...............................................................22
   Claims.....................................................................22
   Use of Technology..........................................................23

ARTICLE XI - AMENDMENT AND TERMINATION........................................23
   Amendment..................................................................23
   Merger.....................................................................24
   Termination................................................................24

ARTICLE XII - MISCELLANEOUS PROVISIONS........................................24
   Governing Law..............................................................24
   Diversion..................................................................24
   Employment Rights..........................................................24
   Action.....................................................................24
   Liability for Benefits.....................................................25
   Evidence...................................................................25
   Anticipation of Benefits...................................................25
   Plan Fiduciaries...........................................................25
   Indemnification............................................................25
   Failure to Locate a Participant or Beneficiary.............................25
   Qualified Domestic Relations Orders........................................25
   Veterans' Reemployment Rights..............................................26

ARTICLE XIII- TOP-HEAVY PROVISIONS............................................27
   Definitions................................................................27
   Minimum Contribution Requirement...........................................29
   Allocation.................................................................29

ARTICLE XIV - SPECIAL ALLOCATIONS.............................................29
   Definitions................................................................29
   Annual Additions...........................................................30
   Limitation for Other Defined Contribution Plans............................30
   Limitation for Other Defined Benefit Plans.................................31

ARTICLE XV - EMPLOYER SECURITIES FUND.........................................31
   Status of Employer Securities Fund.........................................31
   Maintenance of Employer Securities Fund....................................32
   Deemed Allocation..........................................................32
   Dividend Distributions.....................................................32
   Pass-Through of Voting Rights..............................................33
   Tender Offers..............................................................33

ARTICLE XVI - PLAN MERGERS; ASSET TRANSFERS; PREDECESSOR PLAN ACCOUNTS........33
   Plan to Plan Transfers.....................................................33
   Conversion.................................................................34
   Prospective Elimination of Optional Distribution Methods...................34
   Preparticipation Service...................................................35

EXHIBIT A - PARTICIPATING EMPLOYERS...........................................36

EXHIBIT B - SPECIAL TESTING RULES.............................................37

EXHIBIT C - ERISA SECTION 404(c)..............................................42

                              HIBERNIA CORPORATION
                            RETIREMENT SECURITY PLAN


         WHEREAS, effective as of December 31, 1952, Hibernia Corporation, a financial institution organized and existing under the laws of the United States with its principal place of business at New Orleans, Louisiana, first adopted a form of profit-sharing plan intended to constitute a qualified employee benefit plan, and most recently amended and restated such plan, effective as of January 1, 1997;

         WHEREAS, Hibernia Corporation now desires to amend and restate such plan in order to comply with the provisions of, among other legislation, the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade, the Taxpayer Relief Act of 1997, and the Internal Revenue Code Restructuring and Reform Act of 1998, and to make certain other plan design changes;

         NOW, THEREFORE, such plan shall be amended and restated in its entirety as follows, such amendment and restatement to be effective as of January 1, 2002, or such earlier dates as may be set forth below.

                                   ARTICLE I
                                  DEFINITIONS

         1.1 Accounts means a Participant's Employee Accounts, Matching Contribution Account, Rollover Contribution Account, and/or Predecessor Plan Accounts.

         1.2 Active Participant means a Participant who is employed as of the last day of each regularly scheduled payroll period.

         1.3 Beneficiary means the person, persons or entity to whom a deceased Participant's benefits, if any, are payable.

         1.4 Benefit Service means the number of whole and fractional years comprising an Employee's Period of Service. Fractional months shall be combined in 30-day increments; any remaining service shall be disregarded.

         1.5 Board of Directors or Board means the Board of Directors of Hibernia Corporation.

         1.6    Code means the Internal Revenue Code of 1986, as amended.

         1.7 Committee means the Employee Benefit Plans Committee of Hibernia Corporation and Hibernia National Bank.

         1.8 Compensation means all remuneration paid by the Employer to an Employee for personal services actually rendered during the Plan Year, including overtime, bonuses, fees and commissions, but determined (a) before the deduction of any elective contribution to a plan maintained by the Employer under Code
Section 401(a) or 125, (b) without regard to any extraordinary reimbursements made to such Employee, (c) excluding items of income related to stock-based compensation (such as stock options or restricted stock) and the value of any imputed income attributable to any fringe benefit maintained by the Employer,
(d) for Plan Years beginning on or after January 1, 2000, before the deduction of any elective contributions to a qualified transportation fringe benefit maintained by the Employer under Code Section 132(f), and (e) including only that portion of such Compensation paid while an Eligible Employee is a Participant in the Plan. For this purpose, no more than $150,000 (as the same may be adjusted from time to time in accordance with the provisions of Code
Section 401(a)(17)) shall be treated as Compensation in any Plan Year; such limitation shall be prorated with respect to any period of participation described in subparagraph (e) of this paragraph 1.8.

         1.9 Disabled or Disability means that the federal Social Security Administration has determined that a Participant is eligible to receive disability benefits under the federal Social Security Act.

         1.10 Dividend means a cash distribution paid by the Employer with respect to Employer Securities, which is characterized as a dividend under state law.

         1.11   Earmarked Account means the portion of a Participant's
Accounts that is designated by the Committee for participant-directed investment in accordance with paragraph 6.6 hereof.

         1.12 Eligible Employee means an Employee; provided, however, that the term shall not include (a) Employees covered by a collective bargaining agreement under which employee benefits were subject to good-faith bargaining,
(b) Employees who are non-resident aliens, (c) any Leased Employee, and (d) peak-time and on-call workers. For this purpose, status as a peak-time or on-call worker shall be determined in the discretion of the Committee (or its designee) in accordance with the Employer's standard personnel practices, records and policies and without regard to whether any such determination is later modified by audit, administrative proceeding, litigation or otherwise.

         Notwithstanding the preceding paragraph, if the Plan is required to treat any Leased Employee as an Employee in order to satisfy the requirements of Code Section 410(b) or 414(n), his or her allocable portion of any contribution made by or on behalf of the Employer hereunder shall be offset by the amount of any contribution made on his or her behalf to a qualified employee benefit plan sponsored by the applicable leasing organization.

         1.13 Employee means any common-law employee of the Employer; such term shall not include any independent contractor, temporary, seasonal or similar worker. Determination of common-law status hereunder shall be made in the discretion of the Committee (or its designee) in accordance with the Employer's standard personnel practices and policies and in reliance upon the Employer's business records, without regard to any contrary determination, whether by audit, administrative proceeding, claim, litigation or otherwise.

         1.14 Employee Accounts means the account or accounts maintained hereunder, funded by Employee Contributions, which may consist of one or more of the following:

         a. Pre-Tax Basic Contribution Account, which is an account maintained for a Participant hereunder to which Pre-Tax Basic Contributions, if any, are allocated.

         b. Pre-Tax Excess Contribution Account, which is an account maintained for a Participant hereunder to which Pre-Tax Excess Contributions, if any, are allocated.

         c. Voluntary Basic Contribution Account, which is an account maintained for a Participant hereunder to which Voluntary Basic Contributions, if any, are allocated.

         d. Voluntary Excess Contribution Account, which is an account maintained for a Participant hereunder to which Voluntary Excess Contributions, if any, are allocated.

         1.15 Employee Contributions means one or more of the following amounts contributed by a Participant hereunder pursuant to an Employee Contribution Agreement:

         a. Pre-Tax Basic Contributions, which are elective deferrals subject to the limitations imposed under Code Section 401(k), with respect to which Matching Contributions are made.

         b. Pre-Tax Excess Contributions, which are elective deferrals subject to the limitations imposed under Code Section 401(k) with respect to which Matching Contributions are not made.

         c. Voluntary Basic Contributions, which are after-tax contributions subject to the provisions of Code Section 401(m), with respect to which Matching Contributions are made. For periods after June 30, 2002, Voluntary Basic Contributions shall not be permitted hereunder.

         d. Voluntary Excess Contributions, which are after-tax contributions subject to the provisions of Code Section 401(m), with respect to which Matching Contributions are not made.

         1.16 Employee Contribution Agreement means an agreement between an Eligible Employee and the Employer that authorizes a reduction of such Employee's Compensation in the form of Employee Contributions hereunder.

         1.17 Employer means Hibernia Corporation and any successor corporation that adopts and maintains the Plan. The term Employer also includes any corporation or other form of entity affiliated with the Employer that is designated on Exhibit A hereto, as the same may be modified from time to time. Any such entity shall be deemed to have agreed to be bound by the terms and conditions of the Plan and to have granted to the Trustee and the Committee appointed hereunder the authority to exercise the power granted to such persons under the Plan, without the necessity of further action.

         1.18 Employer Securities means no par value Class A voting common stock issued by Hibernia Corporation, which securities are qualifying employer securities within the meaning of Code Section 409(l).

         1.19 Employer Securities Fund means the Investment Fund maintained hereunder, the assets of which are invested primarily or solely in Employer Securities.

         1.20 Entry Date means each January 1st, April 1st, July 1st and October 1st.

         1.21 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         1.22 FMLA Leave means a period during which an Employee performs no duties for the Employer due to a leave of absence (whether paid or unpaid) under the Family and Medical Leave Act of 1993.

         1.23 Highly Compensated Employee means, for Plan Years beginning or on after January 1, 1997, an Employee who performs service for the Employer during the determination year and who:

         a. Is or was a 5% owner of the Employer during the determination year or the look-back year; or

         b. During the look-back year, received Compensation from the Employer in excess of $80,000 (as may be adjusted from time to time) and was in the top-paid group with respect to such year.

For purposes of determining status as a Highly Compensated Employee during the Plan Year beginning January 1, 1997, the foregoing provisions shall be deemed effective as of the Plan Year commencing January 1, 1996.

         For purposes of this paragraph 1.23, the determination year shall be the Plan Year, and the look-back year shall be the 12-month period immediately preceding the relevant Plan Year. The top-paid group shall mean the top 20% of all Employees when ranked on the basis of Compensation paid during the affected Plan Year.

         1.24 Hour of Service means an hour for which an Employee is paid or entitled to payment for the performance of duties to or for the benefit of the Employer.

         1.25 Investment Funds means the pooled, common, collective or mutual funds in which a Participant's Earmarked Accounts are invested.

         1.26 Leased Employee means an individual who is not employed by the Employer, but who performs services for the Employer under its primary direction and control. An individual shall not be considered a Leased Employee hereunder unless he or she performs services for the Employer on a substantially full-time basis for a period of at least 12 months.

         1.27 Mandatory Distribution means the immediate single-sum distribution of a Participant's Accounts, the value of which is not in excess of $3,500 (for Plan Years beginning before August 5, 1997) or $5,000 (for Plan Years beginning on or after August 5, 1997).

         1.28 Matching Contribution means the amount contributed by the Employer in accordance with paragraph 4.1 hereof.

         1.29 Matching Contribution Account means an account maintained for each Participant hereunder that is funded with Matching Contributions.

         1.30 Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

         1.31 Normal Retirement Age or Normal Retirement Date means the later of (a) the date on which a Participant completes five Years of Vesting Service, or (b) attains age 65.

         1.32 One-Year Period of Severance means a 12-consecutive-month period during which an Employee fails to be credited with an Hour of Service, measured from an Employee's Severance Date and ending on the first anniversary of such date.

         For purposes of computing a One-Year Period of Severance for Plan Years beginning after 1984, if an Employee is absent from his or her employment with the Employer for any period on account of (a) a pregnancy, (b) the birth of a child, (c) the placement of a child in connection with an adoption, or (d) the caring for a child during the period immediately following such birth or placement, the Employee shall not be deemed to have incurred a One-Year Period of Severance with respect to the 12-month period commencing on the first anniversary of the Employee's termination of employment. The Committee, in its sole discretion, may require evidence that any absence occurs on account of a reason enumerated above, and evidence as to the duration of the absence.

         1.33 Participant means an Eligible Employee who has satisfied the requirements of paragraph 2.1 hereof or former Employee for whom an Account is maintained under the Plan.

         1.34 Period of Service means the period commencing on the date an Eligible Employee first performs an Hour of Service for the Employer and ending as of such Employee's Severance Date. For purposes of computing Periods of Service, partial months of service shall be aggregated in 30-day increments and any excess service disregarded. Service with any corporation, trade or business which is a member of a controlled group of corporations (within the meaning of Code Section 414(b)), a corporation, trade or business under common control (within the meaning of Code Section 414(c)), or a member of an affiliated service group (within the meaning of Code Section 414(m)), with the Employer shall be taken into account.

         If an Eligible Employee terminates his or her employment with the Employer (for any reason), incurs a One-Year Period of Severance, and is later reemployed, his or her subsequent Period of Service shall be measured from the date on which such Eligible Employee first performs an Hour of Service after reemployment. Except as may be provided in Article II or Article V hereof, Periods of Service hereunder shall be aggregated.

         1.35 Plan means the Hibernia Corporation Retirement Security Plan established by this document and any applicable amendment. This Plan is intended to constitute a profit-sharing plan with respect to which net profits are not a condition of contribution hereunder. For dividend record dates occurring on or after January 1, 2002, the portion of the Plan described in paragraph 15.1 hereof shall also be deemed to constitute an employee stock ownership plan (within the meaning of Code Section 4975(e)). Predecessor Plan means this Plan, as in effect as of January 1, 1997.

         1.36   Plan Year means the calendar year.

         1.37 Predecessor Plan Accounts means one or more accounts maintained for a Participant hereunder, each funded with amounts attributable to contributions made to a predecessor of this Plan or qualified employee benefit plan, the assets of which were merged or transferred into this Plan; such accounts shall include, but shall not be limited to the following:

         a. Chase Account, which is an account funded by amounts transferred to this Plan from the 401(k) Savings Plan of Chase Manhattan Bank.

         b. Predecessor Employer Contribution Account, which is an account funded by employer contributions made to the Predecessor Plan in the form of Tower Stock Bonus Contributions, amounts transferred from the Fidelity Plan, Matching Contributions made on or before December 31, 1984, Annual Stock Bonus Contributions made on or before January 1, 1996, and such additional contributions as may be designated, from time to time, by the Committee.

         1.38 Qualified Election means a Participant's consent to a distribution other than a Mandatory Distribution. Any such election shall be made, in writing, on forms acceptable to the Committee.

         1.39 Qualified Military Service means service in the uniformed services by a person who is entitled to reemployment rights within the meaning of Code Section 414(u)(5), provided such service was initiated on or after December 12, 1994, and that any such person is reemployed or reinstated by the Employer within the time prescribed by law.

         1.40 Rollover Contribution means a contribution made and accepted in accordance with paragraph 4.3 hereof.


         1.41 Rollover Contribution Account means an account maintained for a Participant hereunder that is funded by one or more Rollover Contributions.

         1.42 Severance Date means the date on which an Employee ceases to be employed by the Employer for any reason, except that a Severance Date shall not be deemed to occur solely on account of a period of FMLA Leave (or similar approved leave of absence designated by the Committee).

         1.43 Spouse's Consent means the written consent of a Participant's spouse to the designation of a primary Beneficiary or Beneficiaries other than such spouse. Such consent shall be notarized or witnessed by an authorized representative of the Committee and shall be effective only as to the Beneficiary or Beneficiaries designated therein. A Spouse's Consent shall not be required hereunder if a Participant can establish that his or her spouse cannot be located.

         1.44 Trust means the fund established to provide benefits under the Plan, such fund to be held and administered in accordance with the terms of the Trust Agreement.

         1.45 Trust Agreement means the written agreement between the Employer and the Trustee providing for the investment and administration of the Trust.

         1.46 Trustee means Hibernia National Bank or such other person, persons or entity appointed by the Board of Directors, from time to time, to serve as the fiduciary responsible for the investment of the assets comprising the Trust.

         1.47 Valuation Date means the date or dates designated by the Committee for purposes of the valuation of the Trust or Accounts hereunder, which may be as frequently as daily. Annual Valuation Date means December 31st.

         1.48 Vesting Service means the number of whole months credited during a Participant's Period of Service. A Year of Vesting Service shall be obtained by dividing a Participant's number of months of Vesting Service by 12. For this purpose, partial months shall be aggregated in 30-day increments; any remaining service shall be disregarded.

                                   ARTICLE II
                                 PARTICIPATION

         2.1 Participation Standards. An Eligible Employee shall first participate in the Plan as of the Entry Date which coincides with or immediately follows the date on which he or she completes a 12 consecutive month Period of Service.

         2.2 Termination of Employment. If a Participant terminates his or her employment with the Employer and is later reemployed, he or she shall be entitled to participate in the Plan as of the first day of the calendar month following the date of such reemployment, provided he or she is an Eligible Employee as of such date.

         If an Employee terminates his or her employment with the Employer and is reemployed after the occurrence of a One-Year Period of Severance, he or she shall be treated as a new Employee of the Employer for purposes of determining eligibility to participate in the Plan. If an Employee terminates his or her employment with the Employer and is reemployed before a One-Year Period of Severance occurs, his or her participation hereunder shall be determined by aggregating Periods of Service before and after the termination of employment.

         2.3 Change in Status. If a Participant experiences a change in status and is no longer an Eligible Employee within the meaning of paragraph
1.12 hereof:

         a.       He or she shall cease to be an Active Participant hereunder;
                  and

         b. He or she shall continue to be credited with Vesting Service in accordance with paragraph 1.48 hereof.

If any such Employee again becomes an Eligible Employee, his or her status as a Participant hereunder shall again commence, effective as of the first day of the calendar month following such change in status.

         If an Employee becomes an Eligible Employee, his or her Period of Service with the Employer shall be taken into account for purposes of determining when he or she shall be entitled to participate in the Plan and his or her Vesting Service.

                                  ARTICLE III
                             EMPLOYEE CONTRIBUTIONS

         3.1 Employee Contribution Agreements. As of his or her initial Entry Date, an Eligible Employee shall be entitled to enter into a written Employee Contribution Agreement with the Employer, subject to the following:

         a. Such agreement shall specify the amount of Compensation to be contributed or deferred thereunder, which shall not be less than 1% and shall not exceed 15% of such Compensation in any Plan Year. Such amounts shall be subject to modification, from time to time, by the Committee.

         b. Such agreement shall designate the amount contributed thereunder as a Pre-Tax Basic, Pre-Tax Excess, Voluntary Basic (for periods on or before June 30, 2002) or Voluntary Excess Contribution, as the case may be, in accordance with such limitations as may be imposed by the Committee.

         c. Such agreement shall be subject to modification as of the first day of each calendar month by completing a new agreement, provided such agreement is received by the Committee (or its designee) at least 30 days (or such shorter period as the Committee may permit) prior to the effective date of such modification.

         d. Such agreement may be revoked as of the first day of any calendar month, provided written notice of such revocation is delivered to the Committee (or its designee) at least 30 days (or such shorter period as the Committee may permit) prior to the effective date of such revocation. If a Participant elects to revoke his or her Employee Contribution Agreement, he or she shall be eligible to enter into a new agreement as of the next succeeding Entry Date.

         e. Such agreement shall remain in effect until it is modified or revoked in accordance with subparagraph (c) or (d) hereof.

         f. The aggregate amount designated by a Participant as Pre-Tax Basic and Excess Contributions hereunder (including any elective deferrals made to another qualified employee benefit plan maintained by the Employer) shall not exceed $10,500 (as may be adjusted under Code Section 402(g) from time to time) in any calendar year.

         g. Pre-Tax Basic, Pre-Tax Excess, Voluntary Basic and/or Voluntary Excess Contributions hereunder shall be allocated to the Employee Account with respect to which such contributions relate as soon as practicable after delivery to the Trustee in accordance with paragraph 3.3 hereof.

         3.2 Deemed Employee Contribution Election. For Plan Years beginning on or after January 1, 2001, if an Eligible Employee fails to return his or her Employee Contribution Agreement prior to the Entry Date on which he or she is first entitled to participate hereunder (or as of the first day of any succeeding Plan Year), such Employee shall be deemed to have elected to contribute 3% of his or her Compensation in the form of a Pre-Tax Basic Contribution hereunder. Such deemed election shall be effective as of the first day of the payroll period (or Plan Year) designated by the Committee and shall remain in effect until it is modified or revoked in accordance with paragraph 3.1c or 3.1d hereof.

         Prior to the date on which an Eligible Employee first becomes a Participant hereunder and annually thereafter, the Committee (or its designee) shall furnish each such Employee with written notice that includes the following information:

         a. That failure to return an Employee Contribution Agreement within the time designated by the Committee shall be deemed to constitute an election to contribute 3% of his or her Compensation to the Plan in the form of a Pre-Tax Basic Contribution.

         b. That such deemed election may be revoked at any time prior to the first day of the payroll period on which such election is effective or in accordance with paragraph 3.1c or 3.1d hereof, by providing written notice to the Committee (or its designee) in accordance with the rules prescribed in such paragraphs (or such shorter period as may be permitted by the Committee).

         c. That Employee Contributions made pursuant to such deemed election shall be allocated to a Pre-Tax Basic Contribution Account and shall be subject to the terms and conditions generally applicable to such accounts, as set forth more fully herein.

         3.3 Delivery of Contributions. Employee Contributions shall be withheld from a Participant's Compensation and delivered to the Trustee as soon as practicable thereafter, but not later than the 15th day of the calendar month following the month in which such contributions were otherwise payable to the Participant.

         3.4 Treatment of Excess Pre-Tax Basic and Excess Contributions. If a Participant's aggregate Pre-Tax Basic and Excess Contributions exceed the dollar limitation imposed under Code Section 402(g) in any calendar year, the excess (together with allocable earnings) shall be distributed to such Participant no later than 12 months after the close of such year.

         If a Participant also makes elective deferrals to another employee benefit plan (as defined in Code Section 402(g)) and the aggregate of Pre-Tax Basic and Excess Contributions and all other elective deferrals exceeds the dollar limitation imposed under Code Section 402(g), the Participant shall notify the Committee as to the portion of such deferrals allocable to the Plan, and such excess (together with allocable earnings) shall be distributed to the Participant. Such notice shall be delivered to the Committee no later than the March 1st following the close of the calendar year in which the dollar limitation is exceeded, and any distribution shall be made no later than the April 15th immediately following the close of the calendar year in which such contributions were made.

         The amount of income or loss allocable to excess deferrals hereunder shall be determined with respect to the income or loss actually allocated to the Participant's Pre-Tax Basic and Excess Accounts with respect to which such excess deferrals were allocated or in such other reasonable method as may be designated, from time to time, by the Committee. The Committee may elect to disregard such income or loss attributable to the period commencing as of the first day of the Plan Year immediately succeeding the Plan Year in which such contributions were made and ending as of the date of distribution.

         3.5 Limitations on Employee Contributions. As of each Annual Valuation Date, the Committee (or its designee) shall determine whether Employee Contributions hereunder satisfy the requirements of Code Section 401(k) and/or 401(m), as more fully set forth in Exhibit B hereto, the terms of which are incorporated herein by this reference.

                                   ARTICLE IV
                        EMPLOYER CONTRIBUTIONS; ROLLOVERS

         4.1 Matching Contributions. The Board of Directors shall determine the amount of any Matching Contribution hereunder on or before the last day of each Plan Year. Any such contribution shall be expressed as a uniform percentage of each Active Participant's Pre-Tax Basic Contributions or Voluntary Basic Contributions, as the case may be, made with respect to each regularly scheduled payroll period. Such contributions shall be allocated to the Matching Contribution Account of each such Participant.

         Matching Contributions hereunder shall be made in the form of Employer Securities (or cash that is immediately invested in Employer Securities) and held in the Employer Securities Fund, subject to investment and reinvestment as an Earmarked Account in accordance with paragraph 6.6 hereof.

         4.2 Delivery of Contributions. Matching Contributions shall be delivered to the Trustee no later than 12 months after the last day of the Plan Year with respect to which a Participant's related Employee Contributions were made.

         4.3 Rollover Contributions. Rollover contributions from another qualified employee benefit plan may be accepted in the discretion of the Committee (or its designee), provided that any such contribution shall be made in the form of cash or other property acceptable to the Trustee. Rollover Contributions hereunder shall be credited to a Rollover Contribution Account established and maintained for the benefit of each affected Employee.

         4.4 Reversion. In no event shall the assets of the Plan revert to the benefit of the Employer. Notwithstanding any provision of the Plan to the contrary, however, each Matching Contribution, without requirement of further action, shall be deemed to be expressly conditioned upon:

         a.       The deductibility of such contribution under Code Section 404;
                  and

         b.       The approval of the Plan by the Internal Revenue Service.

To the extent any such deduction is disallowed or approval is not obtained, the Employer may demand repayment of the affected contributions, and the Trustee shall return such contributions. Any such demand shall be made within one year following a final determination of the disallowance or disapproval by the Internal Revenue Service.

         In the event all or any portion of a contribution made by the Employer is attributable to a good faith mistake of fact, the Trustee shall return the affected portion of the contribution, provided the Employer furnishes the Trustee evidence of the mistake within one year of the contribution.

         4.5 Limitations on Matching Contributions. As of each Annual Valuation Date, the Committee (or its designee) shall determine whether Matching Contributions made hereunder satisfy the requirements of Code Section 401(m), as set forth more fully on Exhibit B hereto, the terms of which are incorporated herein by this reference.

                                   ARTICLE V
                                    VESTING

         5.1 Determination of Vested Percentage. The interest of a Participant in his or her Employee Accounts, Rollover Account, and Predecessor Plan Accounts shall be fully vested and nonforfeitable at all times. A Participant's Matching Contribution Account shall be fully vested and nonforfeitable upon such Participant's death, attainment of the Normal Retirement Age or Disability, each occurring while employed by the Employer, or in accordance with the following schedule:

Years of Vesting Service                 Vested Percentage
One, but less than two                          20%
Two, but less than three                        40%
Three, but less than four                       60%
Four, but less than five                        80%
Five or more                                   100%

         5.2 Forfeitures. A Participant shall forfeit the nonvested portion of his or her Matching Contribution Account as of the earlier of (a) the close of the Plan Year in which the Participant incurs a One-Year Period of Severance, or (b) the date on which the distribution of the Participant's interest in the Plan commences or occurs. For this purpose, if a Participant terminates his or heremployment (whether voluntarily or involuntarily) before any portion of his or her Matching Contribution Account is vested, he or she shall be deemed to have received a distribution as of the date of his or her termination of employment.

         Forfeitures determined in accordance with this paragraph 5.2 may be applied to offset the amount of any Matching Contribution otherwise determined under paragraph 4.1 hereof, to the payment of administrative costs hereunder or to restore any forfeiture or similar amount required hereunder.

         5.3 Contributions After a Period of Severance. If a Participant's employment with the Employer is terminated (for any reason), a One-Year Period of Severance occurs and he or she is subsequently reemployed, his or her Years of Vesting Service prior to the Period of Severance shall be taken into account for purposes of determining the vested and nonforfeitable portion of such Participant's Matching Contribution Account funded after reemployment if:

         a. Any portion of such account was vested at the time of the termination; or

         b. The duration of the severance is less than the greater of (i) such Participant's Period of Service prior to the severance, or (ii) five consecutive One-Year Periods of Severance.

         If (a) an Employee terminates his or her employment with the Employer (for any reason) and is reemployed after a Period of Severance occurs, or (b) a Participant terminates his or her employment, incurs a Period of Severance, and does not satisfy either of the conditions set forth in the preceding paragraph, his or her Years of Vesting Service credited prior to the Period of Severance shall be disregarded for purposes of determining the vested and nonforfeitable portion of his or her Matching Contribution Account funded after reemployment.

         5.4 Contributions Before a Period of Severance. If a Participant's employment with the Employer is terminated (for any reason) and he or she is later reemployed, the determination of such Participant's vested interest in his or her Matching Contribution Account funded prior to the termination shall include Years of Vesting Service earned after the Participant's reemployment, provided the Participant is reemployed by the Employer before he or she incurs five consecutive One-Year Periods of Severance and (a) such Participant repays the principal amount of any distribution as of the earlier of five years after the Participant first performs an Hour of Service after reemployment or the occurrence of five consecutive One-Year Periods of Severance, or (b) no distribution of the Participant's interest was made.

         If a Participant satisfies the requirements of this paragraph 5.4, he or she shall be credited with the principal amount forfeited from his or her Matching Contribution Account in accordance with paragraph 5.2 hereof, such credit to be made in the form of an allocation to the Employer Securities Fund. Credit shall be made no later than the close of the Plan Year which follows the Plan Year in which reemployment occurs or the principal amount of any distribution is repaid, as the case may be. The credit shall be satisfied from forfeitures and/or from additional contributions by the Employer.

         If (a) an Employee's employment with the Employer is terminated, a One-Year Period of Severance occurs, and the Employee is later reemployed, or
(b) a Participant does not satisfy the preceding requirements of this paragraph 5.4, his or her Years of Vesting Service earned after reemployment shall not be taken into account for purposes of determining the vested interest of his or her Matching Contribution Account funded prior to the termination.

         5.5 Other Termination of Employment. If an Employee or Participant terminates his or her employment with the Employer (for any reason) and is reemployed before a One-Year Period of Severance occurs, the termination will be disregarded for purposes of determining such Employee's or Participant's vested nonforfeitable interest in his or her Matching Contribution Account.

                                   ARTICLE VI
                ACCOUNTS, ACCOUNTING, VALUATION AND INVESTMENTS

         6.1 Allocation of Contributions. Employee, Matching and Rollover Contributions shall be allocated to the Accounts of each Employee or Active Participant, as the case may be, as soon as practicable after delivery to the Trustee in accordance with the provisions of paragraphs 3.3, 4.2 or 4.3 hereof.

         6.2 Valuation of Trust. The fair market value of the assets comprising the Trust shall be determined by the Trustee at least as frequently as each Annual Valuation Date in accordance with generally accepted valuation methods and accounting practices. For this purpose, the Trustee shall be entitled to rely upon any valuation information furnished by a generally accepted valuation service or any Investment Fund in which the assets comprising the Trust are invested.

         6.3 Valuation of Accounts. As of each Valuation Date, the value of each Participant's Accounts shall be determined by the Committee (or a recordkeeping agent designated by the Committee), subject to the following rules:

         a. Any net gain or loss (whether realized or unrealized) attributable to the investment of the Accounts since the immediately preceding Valuation Date shall be credited or charged, as the case may be;

         b. Any distribution or withdrawal made since the immediately preceding Valuation Date shall be charged against the balance of the Accounts; and

         c. At least as frequently as each Annual Valuation Date, the Accounts shall be charged with the expenses properly paid by such account under the terms of the Plan.

         6.4 Accounting Procedures. The Committee (or its designee) shall establish such equitable accounting procedures as may be required to make (a) allocations, (b) valuations, and (c) adjustments to Participants accounts in accordance with the provisions of the Plan. The Committee may modify its accounting procedures, from time to time, for the purpose of achieving equitable and nondiscriminatory allocations.

         6.5 Trust Agreement and Fund. The Employer and the Trustee shall enter into the Trust Agreement, which agreement shall provide for the establishment of a single Trust for the purpose of holding and administering the assets comprising the Plan. All contributions, and the earnings on such amounts, shall be delivered to the Trustee and held and administered pursuant to the provisions of the Plan and the Trust Agreement.

         6.6 Investment of Accounts. Earmarked Accounts shall be invested in accordance with the directions of each Participant, as set forth more fully in Exhibit C hereto. If and to the extent Accounts (or any portion thereof) are not designated as Earmarked Accounts, the Trustee shall exercise investment discretion with respect to any such account as set forth more fully in the Trust Agreement.

         6.7 Fees and Expenses. Consistent with the provisions of ERISA, the expenses of administering this Plan and its related Trust, including (a) the fees and expenses of the Trustee, (b) proper expenses incurred by the Committee in connection with the performance of duties under the Plan or the Trust, (c) reasonable compensation for any legal counsel, certified public accountant or other agent for services rendered in connection with the ongoing administration of the Plan, and (d) all other proper charges and disbursements by the Trustee or the Committee, are to be paid by the Employer or from the assets comprising the Trust Fund, all in accordance with the directions of the Committee.

                                  ARTICLE VII
                                 DISTRIBUTIONS

         7.1 Special Definitions. The term Mandatory Distribution Event means that a Participant has terminated his or her employment with the Employer (for any reason) and his or her Entire Interest is (a) $3,500 or less for periods before August 5, 1997, or (b) $5,000 or less for periods on or after such date.

         Entire Interest means the vested amount allocated to a Participant's Accounts, determined as of the Valuation Date that immediately precedes or coincides with the date of distribution hereunder, increased by the principal amount of any contribution made after such date.

         The term Discretionary Distribution Event means that a Participant has terminated his or her employment with the Employer (for any reason) and his or her Entire Interest exceeds (a) $3,500 for periods prior to August 5, 1997, or
(b) $5,000 for periods on or after such date.

         The term Special Distribution Event means the sale or other disposition by the Employer of substantially all of its assets or the assets of any subsidiary or affiliate.

         7.2 Form of Payment. Subject to the provisions of paragraph 16.1 and/or any Transfer Appendix, distribution hereunder shall be made in the form of a single-sum payment.

         7.3 Time of Distribution. Distribution hereunder shall be made as soon as practicable after the Valuation Date that coincides with or immediately follows a Participant's Severance Date. Notwithstanding the foregoing, with respect to a Discretionary Distribution Event, an affected Participant may designate the Valuation Date as of which his or her Entire Interest is to be distributed. For Plan Years beginning on or after January 1, 2000, such distribution shall commence not later than the later of:

         a. The April 1st of the calendar year following the date on which such Participant attains age 70 1/2;

         b. The April 1st of the calendar year coinciding with or following the date on which such Participant terminates his or her employment with the Employer; or

         c. If the Participant is a 5% owner of the Employer, such date determined in accordance with subparagraph (a).

For Plan Years beginning prior to January 1, 2000, the distribution of a Participant's Entire Interest shall commence not later than the date determined in accordance with subparagraph (a) hereof.

         7.4 Consent to Distribution. A Participant shall consent to any Discretionary Distribution made prior to his or her Normal Retirement Age. Any consent required hereunder shall be made, in writing, on forms acceptable to the Committee. If a Participant fails to consent or does not elect to postpone his or her distribution in accordance with paragraph 7.3 hereof, distribution shall be made as of the Annual Valuation Date that coincides with or immediately follows his or her Normal Retirement Age.

         The Committee shall furnish each Participant with a written explanation of the distribution procedures of the Plan within a reasonable period prior to distribution hereunder. Any consent required hereunder shall be made not earlier than 90 days preceding the date on which a Participant's distribution is made or commences.

         7.5 In-Service Distributions. In addition to withdrawals permitted under Article IX hereof, a Participant shall be entitled to an in-service distribution of the vested amount allocated to his or her Accounts, subject to the following special rules:

         a. Pre-Tax Basic Contribution Account; Pre-Tax Excess Contribution Account: A Participant shall be entitled to request the in-service distribution of all or a portion of the amount allocated to his or her Pre-Tax Basic or Pre-Tax Excess Contribution Account, as the case may be, at any time on or after the attainment of age 59 1/2.

         b. Voluntary Basic Contribution Account: A Participant shall be entitled to request the in-service distribution of all or a portion of his or her Voluntary Basic Contribution Account at any time on or after the attainment of age 59 1/2. In addition, a Participant shall be entitled to request the distribution of all or any portion of the balance of such account determined as of December 31, 1988, at any time.

         c. Voluntary Excess Contribution Account: A Participant shall be entitled to request the in-service distribution of all or a portion of the amount allocated to his or her Voluntary Excess Contribution Account at any time.

         d. Matching Contribution Account; Predecessor Employer Contribution Account: A Participant shall be entitled to request the in-service distribution of all or any portion of the vested amount allocated to his or her Matching Contribution or Predecessor Employer Contribution Account, as the case may be, at any time on or after the attainment of age 59 1/2. A Participant shall also be entitled to request the distribution of the portion of the balance of his or her Predecessor Employer Contribution Account attributable to matching contributions made prior to December 31, 1984, at any time.

         e. Rollover Contribution Account: A Participant shall be entitled to request the in-service distribution of all or a portion of the amount allocated to his or her Rollover Contribution Account at any time.

A request for distribution hereunder shall be made, in writing, on forms acceptable to the Committee. Any distribution hereunder shall be made in the form of an immediate single-sum payment and a partial distribution hereunder shall not be less than $500. Distribution shall be made by the pro rata liquidation of amounts allocated to a Participant's Investment Funds, except that amounts allocated to the Employer Securities Fund shall be liquidated last.

         7.6 Special Distributions. Upon the occurrence of a Special Distribution Event, the Committee, in its discretion, may direct the Trustee to distribute the assets held in the Trust to each affected Participant. The Committee shall adopt uniform and non-discriminatory standards to determine the amount to be distributed and the time at which distributions shall be made or commence.

         7.7 Manner of Distribution. Amounts distributed from the Employer Securities Fund shall be distributed in the form of Employer Securities, with cash distributed in lieu of a fractional share. Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 2002, distribution to a Participant whose Entire Interest is $500 or less shall be made in the form of cash, unless such Participant affirmatively elects to receive Employer Securities during the 30-day period preceding his or her distribution.

         7.8 Direct Rollovers. A Participant, a Participant's surviving spouse, or the alternate payee of a Participant (a Distributee) may direct the Committee to rollover all or any portion of a distribution hereunder, except any portion of a distribution that constitutes a required distribution within the meaning of Code Section 401(a)(9), or for Plan Years commencing on or after January 1, 1999, is a part of a hardship withdrawal within the meaning of paragraph 9.2 hereof. A rollover hereunder shall be made to (a) an individual retirement account, (b) an annuity plan within the meaning of Code Section 403(a), (c) an individual retirement annuity within the meaning of Code Section 408(b), or (d) another qualified employee benefit plan. Any such rollover shall comply with the following special rules:

         a. The Committee, in its discretion, may arrange for such direct rollover in accordance with any of the methods provided in Code Section 401(a)(31) and the regulations promulgated thereunder;

         b. The Committee shall provide each Distributee with notice of his or her right to effect a direct transfer hereunder. Any such notice shall be delivered at least 30 days prior to the scheduled distribution date, except that such participant, surviving spouse or alternate payee may elect to waive such 30-day period and accelerate the distribution of benefits hereunder;

         c. The Distributee shall provide the Committee with such information as may be reasonably required to effect such direct rollover, including, without limitation, the name, address and other transfer information of the recipient plan or individual retirement account and a certification that the plan or individual retirement account designated by the Distributee will accept the direct rollover;

         d. The direction of a Distributee concerning a direct rollover shall be irrevocable as of the date on which the transfer or other distribution from the Plan is made;

         e. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be required to make a direct rollover of any amount which is less than $500; and

         f. The Committee, in its discretion, may adopt such additional procedures as it deems necessary or appropriate; such procedures shall comply with Code Section 401(a)(31) and the regulations promulgated thereunder.

                                  ARTICLE VIII
                                 DEATH BENEFITS

         8.1 Death Benefits. If a Participant dies before his or her Entire Interest has been distributed, such remaining interest shall be distributed to such Participant's Beneficiary in the form of a single-sum payment as soon as practicable following the date of death of the Participant, but in no event later than five years after the affected Participant's death. Such distribution shall be made in the manner described in paragraph 7.7 hereof.

         8.2 Distributions to Minors. If a benefit is payable to a minor hereunder, the Committee shall satisfy such distribution obligations by directing that payment of such amount be made to the minor's parent or other designated guardian.

         8.3 Beneficiary Designation. A Participant shall designate one or more Beneficiaries, in writing, on forms acceptable to the Committee. Such designation shall be subject to the following rules:

         a. If a Participant is married and his or her spouse is not designated as his or her sole primary Beneficiary, such designation shall include a Spouse's Consent.

         b. A Participant may revise any designation by delivery of a new designation to the Committee. Any such designation shall be effective upon receipt and acceptance by the Committee (or its designee). If a Participant's spouse is not designated as his or her sole primary Beneficiary, the revised designation must be accompanied by a Spouse's Consent.

         c. If a Participant is married on the date of his or her death and such Participant's spouse is not designated as his or her sole primary Beneficiary, such designation shall be deemed invalid, and the Participant's Entire Interest shall be distributed to such spouse.

         d. If a Participant fails to designate a Beneficiary, if no Beneficiary survives the Participant or a designation cannot be administered, the interest of such Participant shall be distributed (i) to his or her spouse, (ii) to his or her children (whether natural or adopted), in equal shares, if the Participant is not survived by a spouse, (iii) to his or her parents, in equal shares, if the Participant is not survived by a spouse or children, or (iv) to his or her estate.

                                   ARTICLE IX
                              WITHDRAWALS AND LOANS

         9.1 Loans. A Participant who is an Employee may make application to the Committee to borrow from the vested portion of his or her Accounts; the Committee, in its sole discretion, may permit any such loan, subject to the following terms and conditions:

         a. The amount of the loan when added to the amount of any outstanding loan or loans from this Plan or any other plan of the Employer shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan is made, or (ii) 50% of the Participant's vested Accounts. In no event shall a loan of less than $1,000 be made hereunder.

         b. Each loan shall be for a fixed term not in excess of five years and shall be evidenced by a note signed by the Participant; provided, however, that such term may be designated as not more than ten years if the proceeds of such loan are applied to the purchase of such Participant's principal residence. The loan shall be payable in periodic installments and shall bear interest at a reasonable rate which shall be determined by the Committee on a uniform and consistent basis.

         c. Payments shall be made by payroll deduction. If a Participant is not receiving Compensation from the Employer, loan repayment shall be made in accordance with the terms and procedures established by the Committee, which may include a suspension of loan payments during a period of Qualified Military Service or FMLA Leave or the acceleration of the remaining indebtedness. A Participant may repay an outstanding loan in full at any time.

         d. The Committee shall declare that a default has occurred if (i) the Participant fails to pay any regular installment of principal and interest when due and such failure continues after the last day of the calendar quarter following the calendar quarter in which the failure occurred, (ii) an acceleration occurs and the Participant fails to make payment within 60 days, or (iii) the Participant elects to receive a distribution that causes the principal value of the note then outstanding to exceed 200% of the fair market value of the Participant's Accounts.

         e. The unpaid balance of the loan, together with interest thereon, shall become due and payable upon the Participant's termination of employment, for any reason. Payment of such amount shall be made not later than 60 days following such termination or the Trustee shall satisfy the outstanding indebtedness from any distribution otherwise payable to the Participant.

         f. Each loan shall be adequately secured. Such security shall include, but need not be limited to, a pledge of a portion of the Participant's right, title and interest in his or her Accounts. Such pledge shall be evidenced by the execution of a promissory note by the Participant which shall grant the security interest and provide that, in the event of any default by the Participant on a loan repayment, the Committee shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

         g. The loan proceeds shall be obtained by redeeming proportionately, as of the date of payment, the Participant's interest in each of his or her Investment Funds, except with respect to the Participant's interest in the Employer Securities Fund, if any, shall be redeemed last.

         h. A loan hereunder shall be considered an investment of the Accounts of the Participant from which the loan is made. All loan repayments shall be credited pro rata to the Investment Funds designated by such Participant, determined as of the date of each repayment.

         i. Not more than two loans shall be outstanding at any time. Application for a loan hereunder shall not be made prior to the earlier of (i) 12 months measured from the date of a Participant's initial borrowing hereunder, or (ii) the first day of the calendar quarter following the date on which the initial borrowing was repaid, in full.

         j. The Committee may impose a loan initiation fee and an annual loan administration fee, which fees shall be deductible from Participant's Accounts. Such fees shall be reasonably related to the actual costs incurred by the Plan in administering the loan and shall be applied in a uniform, nondiscriminatory manner.

         k. The Committee may impose such additional limitations and procedures as it deems appropriate, including, without limitation, a limitation on the amount of a borrowing hereunder based upon the percentage of a Participant's Compensation necessary to repay such borrowing and any additional loan.

         9.2 Financial Hardship. The term Financial Hardship shall mean an immediate and heavy financial need which is attributable to:

         a. Medical expenses within the meaning of Code Section 213(d) previously incurred by the Participant or his or her spouse or dependents or necessary for those persons to obtain medical care;

         b. The payment of post-secondary tuition and room and board on behalf of the Participant or his or her spouse or dependents for the next 12 months;

         c. The purchase of the Participant's principal residence, but not mortgage payments on such residence; or

         d. Expenditures related to the pending eviction from the Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence.

         A distribution based upon Financial Hardship shall be made hereunder not more than once each Plan Year (or other 12-month period designated by the Committee). Such distribution shall not exceed the lesser of (a) the amount required to meet the immediate financial need created by such hardship, including any tax due on the amount of such withdrawal, or the (b) Distributable Amount. For this purpose, the term Distributable Amount shall mean the aggregate of the following amounts:

         a. The principal amount of a Participant's Employee Pre-Tax Basic and Excess Contributions and Voluntary Basic Contributions;

         b. The vested and nonforfeitable portion of a Participant's Matching Contribution Account and Predecessor Employer Contribution Account; and

         c. The amount allocated to such Participant's Chase Account as of December 31, 1988, increased by the principal amount subsequently contributed to such account, if any.

         A Participant may request the Committee to approve the withdrawal of all or a portion of the Distributable Amount on account of a Financial Hardship. Any such request shall be made, in writing, and shall set forth the circumstances surrounding the Financial Hardship. The request shall include the Participant's written representation that he or she has (a) obtained reimbursement from insurance or otherwise, (b) reasonably liquidated his or her assets, (c) ceased Employee Contributions hereunder, and (d) obtained all available distributions and loans, including, but not limited to, an election to receive Dividends in accordance with paragraph 15.3 hereof. The Committee shall be entitled to request such additional information as may be reasonably required to determine whether a Financial Hardship exists and the amount of the Financial Hardship. The determination of the existence of a Financial Hardship, the amount required to meet the need created by such Financial Hardship, the accounts to be charged with the distribution, and the amount available for withdrawal shall be made by the Committee in accordance with uniform and nondiscriminatory standards.

         With respect to any hardship distribution hereunder, a Participant shall be prohibited from making Employee Contributions for the 12-month period beginning as of the time of such distribution in excess of the applicable limit imposed under Code Section 402(g) minus the Participant's Pre-Tax Basic and Excess Contributions for the year in which the distribution occurs.

                                   ARTICLE X
                                 ADMINISTRATION

         10.1 Powers. The Committee shall have the power to administer the Plan, in its sole discretion; in addition to the specific power and authority set forth elsewhere in this Plan, the Committee shall possess:

         a. The power to interpret and construe the provisions of the Plan, the Trust Agreement and all related forms and documents.

         b. The power to determine all questions of eligibility to participate, eligibility for benefits, the allocation of contributions, the value of Accounts, and the status and rights of Participants and their Beneficiaries.

         c. The power to determine and decide any dispute arising under the Plan.

         d. The power to direct the Trustee concerning all payments which shall be made out of the Trust in accordance with the provisions of the Plan.

         e. The power to establish procedures for the withholding of federal and state income taxes from distributions.

         f. The power to take any additional actions reasonably necessary for the administration of the Plan, including the power to delegate to officers or Employees of the Employer any portion of its duties or obligations hereunder.

         g. The power to exercise the discretionary authority afforded the Investment Administrator in accordance with Exhibit C hereto.

         h. The power to amend the Plan, subject to such limitations as may be imposed, from time to time, by the Board.

         10.2 Actions. Any action taken by the Committee on matters within its discretion shall be final and binding on the parties and on all Participants, Beneficiaries or other persons claiming any right or benefit under the Plan, in the Trust, or in the administration of the Plan. All decisions of the Committee shall be uniform and made in a nondiscriminatory manner.

         10.3 Bond. The Employer shall purchase a bond for the Committee and any other fiduciaries of the Plan in accordance with the requirements of the Code and ERISA.

         10.4 Compensation. No person employed by the Employer and performing services on behalf of the Committee shall receive compensation for the performance of his or her duties as such.

         10.5 Claims. If a Participant (or Beneficiary) believes a benefit or distribution is due under the Plan, he or she may request the distribution of such benefit, in writing, on forms acceptable to the Committee (or its designee). At such time, the Participant (or Beneficiary) will be given the information and materials necessary to complete any request for the distribution of a benefit.

         If the request for distribution is disputed or denied, the following action shall be taken:

         a. First, the Participant (or the Beneficiary) will be notified, in writing, of the dispute or denial as soon as possible (but no later than 90 days) after receipt of the request for a distribution. The notice will set forth the specific reasons for the denial, including any relevant provisions of the Plan. The notice will also explain the claims review procedure of the Plan.

         b. Second, the Participant (or the Beneficiary) shall be entitled to a full review of his or her request for a distribution. A Participant (or Beneficiary) desiring a review of the dispute or denial must request such a review, in writing, no later than 60 days after notification of the dispute or denial is received. During the review, the Participant (or the Beneficiary) may be represented and will have the right to inspect all documents pertaining to the dispute or denial.

         The Committee shall render its decision within 60 days after receipt of the request for the review. In the event special circumstances require an extension of time, the Committee shall notify the Participant (or Beneficiary), in writing, and the decision shall be rendered no later than 120 days after the receipt of the request. The decision of the Committee shall be in writing. The decision shall include specific reasons for the action taken and specific references to the Plan provisions on which the decision is based.

         10.6 Use of Technology. Notwithstanding any provision of this Plan to the contrary, any instruction, notice or direction hereunder may be communicated to an Employee (or made by such Employee) or the Committee (or its designee) by such means as may be acceptable to the Committee, including orally, in writing, or by such other means, including, without limitation, transmission through voice response or similar systems or instructions transmitted through electronic media or technology, such as internet and intranet systems. The Committee shall generally oversee the proper execution of such instructions or the receipt of notice, but the Committee may appoint one or more agents for the purpose of transmitting, receiving and executing such instructions or notice hereunder.

                                   ARTICLE XI
                           AMENDMENT AND TERMINATION

         11.1 Amendment. The Board of Directors reserves the right, at any time, to amend the Plan; provided, however, that no such amendment:

         a. Shall authorize or permit any portion of the accounts established under the Plan to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries; and

         b. Shall deprive a Participant of his or her nonforfeitable right to benefits accrued as of the date of such amendment. If the vesting schedule of the Plan is amended in such a way that a Participant might in any Plan Year have less vesting credit under the new schedule than under the schedule prior to the amendment, each Participant credited with at least a three-year Period of Service may elect to have his or her nonforfeitable percentage computed without regard to such amendment. The period during which such election may be made shall commence with the date the amendment is adopted and shall end on the later of (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after the Employee or Participant is provided with written notice of the amendment.

Notwithstanding the generality of the foregoing, the Committee shall be authorized and empowered to make any amendment reasonably necessary to facilitate administration hereunder, to administer or effect a transfer contemplated under paragraph 16.1 hereof or to retain the qualified status of the Plan under Code Section 401(a) or the status of the Plan as an employee stock ownership plan under Code Section 4975(e). In addition, the Board of Directors may delegate to the Committee the power and authority to otherwise amend the Plan, subject to such limits as the Board deems necessary or appropriate.

         11.2 Merger. The Plan may be merged or consolidated with, or its assets and liabilities may be transferred to any other plan only if the benefits which would be received by a Participant in the event of a termination of the Plan immediately after such transfer, merger or consolidation are at least equal to the benefit such Participant would have received if the Plan had terminated immediately prior to the transfer, merger or consolidation.

         11.3 Termination. The Board of Directors shall have the right, at any time, to terminate the Plan, in whole or in part, by delivering written notice to the Trustee of such termination. A complete discontinuance of the Employer's contributions to the Plan shall be deemed to constitute a termination.

         Upon any termination (whether full or partial) or a complete discontinuance of contributions, all amounts credited to the affected Participants, accounts shall become fully vested and nonforfeitable. Upon such termination, the Committee shall direct the Trustee to distribute the assets held in the Trust to the Participants.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1 Governing Law. The Plan shall be governed by federal law to the extent applicable, and to the extent not applicable, by the laws of the State of Louisiana.

         12.2 Diversion. In no event shall any portion of the Trust be used for, or diverted to, purposes other than the exclusive benefit of the Participants and their Beneficiaries.

         12.3 Employment Rights. Participation in the Plan shall not give any Participant the right to be retained in the employ of the Employer or any right or claim to any benefit under the Plan, unless such right has specifically accrued under the terms of the Plan.

         12.4 Action. Except as may be specifically provided herein, any action required or permitted to be taken by the Employer may be taken on behalf of the Employer by any authorized officer of the Employer.

         12.5 Liability for Benefits. Neither the Trustee, the Employer, the Committee nor the Investment Committee guarantee the Trust from loss or depreciation, nor do they guarantee any payment to any person. The liability of the Trustee, the Employer, and the Committee to make any payment is limited to the available assets of the Trust.

         12.6 Evidence. Evidence required of anyone under the Plan may be supplied by certificate, affidavit, document or other information which the persons relying on it consider pertinent and reliable.

         12.7 Anticipation of Benefits. No benefit which shall be payable out of the Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit shall be void. The benefits payable under the terms of the Plan shall not be subject to attachment or legal process and any such action shall not be recognized by the Trustee.

         12.8 Plan Fiduciaries. The "named fiduciaries" of the Plan within the meaning of ERISA Section 403 shall be (a) the Employer, (b) the Committee, and (c) the Trustee.

         It is the intention of all fiduciaries (as determined under the terms of Plan and the Trust Agreement) that each such fiduciary shall be solely responsible for its own acts or omissions. To the extent an obligation is imposed by ERISA or the Code, no fiduciary shall have any duty to question whether any other fiduciary is fulfilling all of the responsibilities imposed by Plan and Trust Agreement or by ERISA or any regulations or rulings issued thereunder. To the maximum extent permitted by law, no fiduciary shall have any liability for a breach of fiduciary responsibility of another.

         12.9 Indemnification. The Employer agrees to indemnify and hold harmless the individuals performing services on behalf of the Committee against any claim or any liability, including any tax, imposed as a result of a claim asserted by any person or persons or entity (including a governmental entity) under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in good faith and in accordance with the terms of the Plan.

         12.10 Failure to Locate a Participant or Beneficiary. The Committee (or its designee) shall retain the address of each Participant and Beneficiary. Any notice sent to the last address filed with the Committee or for the last address indicated on a Employer's records will be binding upon a Participant or Beneficiary. If the Committee notifies a Participant or Beneficiary that he or she is entitled to a distribution and the Participant or Beneficiary fails to claim the benefit within five years of notification, the amount representing the benefits shall be forfeited and distributed among the then remaining Participants; provided, however, that such benefit shall be promptly reinstated if a claim is subsequently made by the Participant or Beneficiary.

         12.11 Qualified Domestic Relations Orders. Notwithstanding the provisions of paragraph 12.7 hereof to the contrary, an assignment, distribution or segregation of a benefit shall be made in accordance with the terms of a qualified domestic relations order (as defined in ERISA Section 206(d)(3)(A)). For purposes of this paragraph 12.11, the Committee (or its designee) shall determine whether any order constitutes a qualified domestic relations order. The interest of an alternate payee thereunder shall be subject to the following rules:

         a. Notwithstanding any provision of this Plan to the contrary, the Committee (or its designee) may direct that the interest of an alternate payee be distributed at any time, without regard to the status of the affected Participant hereunder. Any such distribution shall comply with the terms of the Plan and the qualified domestic relations order with respect to which it relates.

         b. If any amount payable to an alternate payee pursuant to a qualified domestic relations order is to be held by the Plan, such amount shall be separately accounted for, and, to the extent practicable, the alternate payee shall have the rights and privileges afforded to a Participant hereunder.

         c. If any portion of a Participant's Entire Interest is payable during the period immediately preceding the Committee's determination of whether any order constitutes a qualified domestic relations order, the Committee, in its sole discretion, may delay or postpone the distribution of all or any portion of such interest to such Participant, for a maximum period of 18 months.

         d. Any distribution hereunder shall be subject to the procedures and limitations set forth in Article VII hereof.

         12.12 Veterans' Reemployment Rights. Notwithstanding any provision of the Plan to the contrary, the following special rules shall apply with respect to Qualified Military Service:

         a. A Participant or Employee who is reemployed by the Employer after a period of Qualified Military Service shall not be deemed to have incurred a Period of Severance solely on account of such service.

         b. A Participant or Employee who is reemployed by the Employer after a period of Qualified Military Service shall be credited with a Period of Service and Vesting Service equal to such Participant's period of Qualified Military Service.

         c. Upon reemployment after a period of Qualified Military Service, a Participant shall be entitled to make Employee Contributions with respect to such period and shall receive Matching Contributions with respect to any such contributions. All such contributions shall be subject to the terms and conditions of the Plan in effect during the period of such service and shall relate to the Plan Year with respect to which they were deemed made.

                                  ARTICLE XIII
                              TOP-HEAVY PROVISIONS

         13.l Definitions. The term Affiliate means any corporation which is a member of an affiliated service group or a controlled group of corporations (as defined in Code Sections 414(b) and (m)) with the Employer and all trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)) with the Employer.

         The term Aggregate Value of Accounts means with respect to the Plan and any defined contribution plan within an Aggregation Group:

         a. Participant's or Employee's balance in his or her Employee Accounts and Matching Account (and any other account funded by Employer contributions in a defined contribution plan of the group) as of the most recent Valuation Date occurring within the 12-month period ending on a Determination Date.

         b. Increased by any contributions due as of the Determination Date. Such increase shall take into account the amount of any contribution actually made after the Valuation Date but before the Determination Date.

         c. Increased by any distribution made within the Plan Year that includes the Determination Date or within the four preceding Plan Years. However, with respect to distributions made after the Valuation Date and prior to the Determination Date, such distributions shall not be included as distributions for purposes of this paragraph to the extent that they are already included in the Participant's or Employee's Accounts as of the Valuation Date.

         d. Unrelated rollovers and plan-to-plan transfers and related rollovers and plan-to-plan transfers shall be treated in accordance with Code Section 416.

         The term Aggregation Group means a Required Aggregation Group or a Permissive Aggregation Group.

         The term Determination Date means the last day of the preceding Plan Year; provided, however, that for the first Plan Year the Determination Date shall be the last day of such year.

         The term Key Employee means any Employee (or his or her Beneficiary) who at any time during the Plan Year, or any of the four preceding Plan Years, is:

         a.       An officer of the Employer (within the meaning of Code Section
                  416), provided such Employee has Compensation in excess of 150% of the dollar limitation described in Code Section 415(c)(1)(A).

         b. One of the 10 Employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in all employers required to be aggregated under Code Sections 414(b), (c) or (m), provided (i) such Employee has Compensation in excess of the dollar limitation described in Code Section 415(c)(1)(A), and (ii) such Employee's ownership interest in the Employer exceeds .5%.

         c. A 5% owner of the Employer, who owns (or is considered as owning within the meaning of Code Section 318) (i) more than 5% of the outstanding stock of the Employer, or (ii) stock possessing more than 5% of the total combined voting power of all stock of the Employer. In determining percent ownership, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers.

         d. A 1% owner of the Employer having an annual Compensation from the Employer of more than $150,000 (as may be adjusted, from time to time), who owns (or is considered as owning within the meaning of Code Section 318) (i) more than 1% of the outstanding stock of the Employer or (ii) stock possessing more than 1% of the total combined voting power of all stock of the Employer. In determining percentage ownership, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers. However, in determining whether an individual has Compensation of more than $150,000, Compensation from each employer required to be aggregated under Code Sections 414(b),
                  (c), and (m) shall be taken into account.

For this purpose, the term Key Employee shall not include any former Employee who is not credited with an Hour of Service during the five-year period ending on the Determination Date.

         The term Non-Key Employee means an Eligible Employee who is not a Key Employee. For this purpose, the term Non-Key Employee shall not include any former Employee who is not credited with an Hour of Service during the five-year period ending on the Determination Date.

         The term Permissive Aggregation Group means any other plan of the Employer or an Affiliate not included in the Required Aggregation Group if the resulting group, when aggregated, continues to satisfy the provisions of Code Sections 401(a)(4) and 410. Only a plan which is part of a Required Aggregation Group shall be considered Top-Heavy if the Permissive Aggregation is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be Top-Heavy if the Permissive Aggregation Group is not a Top-Heavy Group.

         The term Present Value of Accrued Benefits shall mean an Employee's benefit determined in accordance with the provisions of Code Section 416(g) and the provisions of any defined benefit plan maintained by a member of the Aggregation Group.

         The term Required Aggregation Group shall mean each plan of the Employer or an Affiliate in which a Key Employee participates and each other plan of the Employer or an Affiliate which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, including any such plan maintained by the Employer during the five-year period ending on the Determination Date. Each plan within the Required Aggregation Group will be Top-Heavy if the Required Aggregation Group is a Top-Heavy Group. No plan within such group shall be Top-Heavy if the Required Aggregation Group is not a Top-Heavy Group.

         The term Top-Heavy means (a) with respect to a defined contribution plan, that the ratio of the Aggregate Value of Accounts of Key Employees to the Aggregate Value of Accounts of all Employees exceeds 60%, and (b) with respect to a defined benefit plan, that the ratio of the Present Value of Accrued Benefits for Key Employees to the Present Value of Accrued Benefits for all Employees exceeds 60%. If a Top-Heavy determination is made with respect to more than one plan, then the determination shall be made by aggregating the numerators and denominators of such plans together to form a single ratio.

         The term Top-Heavy Group means an Aggregation Group which is Top-Heavy.

         13.2 Minimum Contribution Requirement. The Employer shall provide a minimum contribution for any Plan Year in which the Plan is Top-Heavy for each Employee who is a Non-Key Employee. The contribution shall equal at least 3% of such Employee's Compensation for such Plan Year, determined without the limitation set forth in paragraph 1.8e hereof. Such contribution shall be reduced in the following circumstances:

         a. The percentage minimum contribution for any Plan Year shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for such Plan Year, determined after taking into account Employee Contributions and contributions or benefits under other qualified plans in the Plan's Required Aggregation Group as provided pursuant to Code Section 416(c)(2)(B)(iii);

         b. No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for an Employee under this Plan if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year, in whole or in part, for the Employee in accordance with Code Sections 416(c) and 416(h)(2); and

         c. Matching Contributions shall reduce any minimum contribution required under the provisions of this paragraph 13.2.

         13.3 Allocation. For any Plan Year in which the Plan is Top-Heavy, the minimum contribution described above shall be allocated to the Matching Contribution Accounts of all Non-Key Employees employed by the Employer on the last day of such Plan Year. In the event a Matching Contribution Account is not maintained for any such Non-Key Employee, such an account shall be established.

                                  ARTICLE XIV
                              SPECIAL ALLOCATIONS

         14.1 Definitions. For purposes of this Article XIV, the term Allocation Accounts means a Participant's Employee and Matching Contribution Accounts.

         Annual Addition means, for any Limitation Year, the sum of (a) Matching Contributions, (b) Employee Contributions, and (c) any additional contribution made by the Employer during such year in order to satisfy an antidiscrimination test imposed under Code Section 401(k).

         Employer includes the group of employers, if any, which constitute a controlled group of corporations, trades or businesses under common control (within the meaning of Code Sections 1563(a) or 414(b) as modified by 415(h) and 414(c)), or an affiliated service group (within the meaning of Code Sections 414(m) and 318) with the Employer. All such employers shall be treated as a single employer for purposes of applying the Code Section 415 limitations.

         Limitation Compensation means all wages, salaries, commissions, overtime, bonuses and other forms of remuneration (whether or not in the form of cash) paid by the Employer to an Employee for personal services actually rendered during a Limitation Year and includable in such Employee's gross income, adjusted as follows:

         a. Excluding any such amount deferred under any form of plan or program maintained by the Employer.

         b. Excluding any amount attributable to stock-based incentive compensation, such as amounts realized on the exercise or other disposition of stock options or restricted stock.

         c. For Limitation Years beginning on or after January 1, 1998, including any elective amount deferred pursuant to a cash or deferred arrangement described in Code Section 401(k) or a plan maintained under Code Section 125.

         d. For Limitation Years beginning on or after January 1, 2000, including any amount deferred in the form of a qualified transportation benefit within the meaning of Code Section 132(f).

         Limitation Year means the Plan Year.

         14.2 Annual Additions. No contribution shall be allocated to the Allocation Accounts of an Employee for a Limitation Year in excess of an amount, which, when expressed as an Annual Addition to such Employee's Allocation Accounts, is equal to the lesser of (a) $30,000 (as may be adjusted under Code
Section 415), or (b) 25% of such Employee's Limitation Compensation for the Plan Year. Notwithstanding the preceding sentence, any amount distributed in accordance with paragraph 14.3 hereof shall not be treated as an Annual Addition hereunder.

         14.3 Limitation for Other Defined Contribution Plans. In the event that the Annual Addition which would otherwise be made to a Participant's accounts under all defined contribution plans maintained by the Employer for any Limitation Year exceeds the limitations set forth in paragraph 14.2 hereof, the excess Annual Addition shall be attributed first to this Plan and disposed of as follows:

         a. First, such excess shall be deemed to constitute an Employee Contribution hereunder and returned to the affected Participant. If any amount is returned hereunder, such amount shall be disregarded for purposes of paragraph 3.5 hereof and shall not be subject to Matching Contributions. Any distribution under this subparagraph (a) shall include any income or gain attributable to the excess distributed hereunder.

         b. Second, if the Participant is covered under the Hibernia Corporation Employee Stock Ownership Plan at the end of the Limitation Year, such excess shall be allocated to that plan and allocated to the Participant in accordance with the terms and conditions set forth therein;

         c. Third, if the Participant is covered by the Plan at end of the Limitation Year, any remaining excess shall be held in the Participant's Matching Contribution Account and used to reduce Matching Contributions in succeeding Limitation Years. Such excess shall not share in the earnings and losses of the Trust, however, until it is actually credited to the Participant's account.

         d. Fourth, if the Participant is not covered by the Plan at the end of the Limitation Year, such remaining excess shall be held in a suspense account. Amounts held in the suspense account shall be applied to reduce Matching Contributions for all remaining Participants in each succeeding Limitation Year. In no event shall amounts held in a suspense account share in the earnings and losses of the Trust.

         14.4 Limitation for Other Defined Benefit Plans. For Plan Years beginning on or after January 1, 2000, no special limitation shall apply if an Employee is also a participant in a defined benefit plan maintained by the Employer. For Plan Years commencing before such date, if an Employee is also a participant in one or more defined benefit plans maintained by the Employer (or an Employee was a participant in any defined benefit plan previously maintained by the Employer), the sum of such Employee's defined benefit plan fraction and defined contribution plan fraction (as determined pursuant to Code Section 415(e)) for any Limitation Year may not exceed one. In the event that the sum of an Employee's defined contribution plan and defined benefit plan fractions would otherwise exceed one for any Limitation Year, the benefit accrual which would otherwise be made under all applicable defined benefit plans for such Employee shall be considered not to have accrued, to the extent necessary, so that the sum of such fractions does not exceed one. If after all such adjustments the sum of the fractions would still exceed one, then the annual addition which would otherwise be made with respect to such Employee under any applicable defined contribution plan shall be reduced to the extent necessary so that the sum does not exceed one.

                                   ARTICLE XV
                            EMPLOYER SECURITIES FUND

         15.1 Status of Employer Securities Fund. Amounts allocated to the Employer Securities Fund, from time to time, shall be deemed to constitute a stock bonus plan that is designated as an employee stock ownership plan within the meaning of Code Section 4975(e)(7), the assets of which are invested primarily or solely in Employer Securities.

         15.2 Maintenance of Employer Securities Fund. Amounts allocated to the Employer Securities Fund shall be invested and reinvested in Employer Securities. The acquisition and disposition of such shares shall be made by the Trustee (or its designee) in accordance with the provisions of the Trust Agreement.

         15.3 Deemed Allocation of Shares. Notwithstanding any method used by the Trustee to administer and value the Employer Securities Fund, for purposes of this Article XV, as of each Valuation Date, a Participant invested in such fund shall be deemed to have an allocation of Employer Securities in an amount determined by multiplying (a) the number of shares (including fractional shares) held in the Employer Securities Fund as of such date, by (b) a fraction, the numerator of which is the value of the Participant's interest in such fund as of the affected Valuation Date and the denominator of which is the total value of such fund as of such date.

         15.4 Dividend Distributions. Effective for dividend record dates occurring on or after January 1, 2002, the Committee shall cause to be distributed in accordance with this paragraph 15.4 any Dividend payable with respect to the Employer Securities Fund, subject to the following special rules:

         a. Within a reasonable period before the first day of each Plan Year, each Participant shall be entitled to direct the Committee to (i) distribute any Dividend payable hereunder (any such Participant referred to herein as an Electing Participant), or (ii) reinvest the amount of any such Dividend in the Employer Securities Fund. Any such election shall be made, in writing, on forms acceptable to the Committee. Any such election shall be deemed irrevocable as of the last day of the Plan Year that immediately precedes the Plan Year with respect to which the direction relates (or such earlier period as the Committee may designate). The Committee, in its discretion, may permit additional directions during a Plan Year, to the extent necessary to comply with the provisions of Code Section 404(k).

         b. If a Participant fails to direct the Committee in accordance with subparagraph (a) hereof, he or she shall be deemed to have directed the reinvestment of any Dividend in the Employer Securities Fund.

         c. Dividends distributable to each Electing Participant hereunder shall be determined as of each dividend record date in proportion to the number of vested shares of Employer Securities (including fractional shares) allocated to each such Participant in accordance with the provisions of paragraph 15.2 hereof.

         d. Dividends shall be (i) directly distributed to each Electing Participant as of each dividend payment date, or (ii) distributed from the Plan at least as frequently as annually, not later than 90 days after the close of the Plan Year in which each dividend payment date occurs, in the discretion of the Committee.

         e. If Dividends are held in trust pending distribution hereunder, the Committee shall direct the Trustee to invest such amounts in a manner intended to preserve principal.

         f. With respect to the Plan Year commencing January 1, 2002, the election permitted under subparagraph (a) hereof shall be made not later than the dividend record date designated by the Committee and shall be irrevocable as of such record date.

         15.5 Pass-Through of Voting Rights. With respect to all corporate matters, Employer Securities allocated to the Accounts of Participants (determined in accordance with paragraph 15.3 hereof) shall be voted in accordance with the directions of each such Participant.

         As soon as administratively feasible before each annual or special shareholders meeting of Hibernia Corporation, the Trustee, the Committee or a designee shall furnish to each Participant a copy of any proxy solicitation material furnished to shareholders of Hibernia Corporation, together with a form requesting confidential instructions on how Employer Securities allocated to such Participant's Account are to be voted. Upon timely receipt of such instructions, the Trustee, the Committee or such designee shall vote the securities as instructed. The instructions received from Participants shall be held in strict confidence and shall not be divulged or released to any person, including officers or Employees of the Employer.

         Neither the Employer, the Trustee nor the Committee shall make recommendations to Participants on whether to vote or how to vote.

         Employer Securities with respect to which no instructions are received from Participants shall not be voted.

         15.6 Tender Offers. The Committee or the Trustee (or an unrelated third-party recordkeeper) shall notify each Participant of a tender or other exchange offer and utilize its best efforts to distribute to Participants in a timely manner all information distributed to other shareholders of the Employer in connection with any such offer. Each Participant shall have the right to instruct the Trustee, the Committee or the recordkeeper, in writing, as to the manner in which to respond to any tender or exchange offer with respect to Employer Securities allocated to his or her accounts in accordance with paragraph 15.3 hereof. Such instructions shall be held in strict confidence and shall not be divulged or released to any person, including any officer or director of the Employer except as may be required to implement the provisions of this paragraph 15.6; provided, however, that the Trustee, the Committee or the recordkeeper shall advise, upon request, the total number of shares not subject to instructions to exchange or tender.

                                  ARTICLE XVI
            PLAN MERGERS; ASSET TRANSFERS; PREDECESSOR PLAN ACCOUNTS

         16.1 Plan to Plan Transfers. The Committee, in its discretion, may direct the Trustee to accept the transfer of assets from another qualified employee benefit plan (a Transferor Plan), provided the following conditions are satisfied:

         a. Such transfer shall be made in the form of cash or other property acceptable to the Committee; and

         b. Such transfer shall relate to a termination, merger, spin off or other transfer of assets arising out of the acquisition by the Employer (or an affiliate thereof) of the sponsor of the affected plan.

The Committee may establish one or more Predecessor Plan Accounts to facilitate a transfer hereunder. Any such account shall be credited with an amount equal to the benefit each affected Participant or Employee would have received from the Transferor Plan, determined as if such plan had terminated immediately prior to the transfer. Any transfer hereunder shall be evidenced by a Transfer Appendix, the terms of which shall be deemed incorporated herein by this reference.

         16.2 Conversion. Notwithstanding any provision of the Plan to the contrary with respect to any Transferor Plan, the Committee (or its designee) may designate a Conversion Period. During such period and notwithstanding any provision of the Plan to the contrary, distributions under the Transferor Plan shall cease, loans and other forms of in-service withdrawals shall not be permitted, and account balances shall be invested in the options designated as of the first day of the Conversion Period or in accordance with the instructions of the Committee (or its designee). Neither the Committee, the Employer, nor the Trustee shall have any liability for loss of investment earnings or gains or for any loss or damage occasioned by any delay in the distribution or withdrawal of a benefit or account balance with respect to such period.

         16.3 Prospective Elimination of Optional Distribution Methods. Notwithstanding any provision of this Plan or any Transferor Plan to the contrary, with respect to the forms of distribution offered under a Transferor Plan or this Plan during Plan Years commencing before January 1, 2002, the Committee (or its designee) shall be entitled to eliminate one or more of such forms in accordance with the following rules and without the necessity of further approval:

         a. The Committee (or its designee) shall designate an Elimination Period with respect to such forms of distribution, which period shall not be less than 90 days, commencing on or after the effective date of such merger or transfer.

         b. As of the first day of such Elimination Period, the Committee (or its designee) shall provide notice to each affected Participant, which notice shall describe the Conversion Period and identify the forms of distribution to be eliminated as of the last day of such period.

         c. As of the last day of such Elimination Period, distribution shall be made solely in the form of single-sum payments in accordance with the provisions of Article VII hereof.

         16.4 Preparticipation Service. The Committee, in its discretion, may award credit for Periods of Service with a predecessor employer for purposes of paragraph 2.1 and/or 5.1 hereof. Any such credit shall be made in a nondiscriminatory manner in accordance with the provisions of Code Section 401(a)(4) and shall be related to a termination, merger, spin off or similar corporate transaction arising out of the acquisition by the Employer (or an affiliate thereof) of such predecessor employer. The terms of any such award shall be set forth in a Transfer Appendix, which shall be deemed to be incorporated herein by this reference.

         EXECUTED this 27th day of February, 2002, in multiple counterparts, each of which shall be deemed an original.

WITNESSES:                                   HIBERNIA CORPORATION


/s/ Christine Ingles                         By:  /s/ Michael S. Zainey

/s/ Pamela L. Marinaro                       Title:  Executive Vice President

                              HIBERNIA CORPORATION
                            RETIREMENT SECURITY PLAN

                                    EXHIBIT A
                             PARTICIPATING EMPLOYERS

         The following entities shall be deemed participating employers in accordance with paragraph 1.17 hereof:

Affiliate                                              Federal Tax ID Number
Hibernia National Bank                                          72-0210640
HRE Corporation                                                 72-0981707
Guaranty Realty Corporation                                     72-6019699
Guaranty Properties, Inc.                                       72-0789757
Hibernia Mortgage Corporation of Alabama                        72-1109309
First Agricultural Credit Corporation                           72-0753222
HCC Advertising Agency                                          72-1164215
LBT Mortgage Corporation                                        72-0753521
Zachary Taylor Life Insurance                                   72-0493211
Pioneer Mortgage Corporation                                    72-0577443
Hibernia Capital Corporation                                    72-1316575
SWOT II, LTD                                                    72-1172319
Hibernia Mortgage Corporation of Mississippi                    72-1354015
Texarkana National Mortgage Co., Inc.                           72-1367938
Hibernia Insurance Agency of Texas                              72-1418387
The First National Company                                      75-1101806
Hibernia Southcoast Capital, Inc.                               72-1469382
Hibernia Reinsurance Co.                                        03-0364362
Pittsburg Recovery, Inc.                                        75-2360537
Tower Acquisition                                               72-1487141
Hibernia Insurance Agency, Inc.                                 72-1391133
Hibernia Acquisition, LLC                                       72-1417581
Hibernia ACP, LLC                                               72-1551115
Hibernia Investments, LLC                                       72-1465365
Hibernia Asset Management Limited Partnership                   75-2914583
HTA Investments, LLC                                            72-1493724
Hibernia Community Development Corporation, Inc.                72-1321970
Investment Property Mortgage, L.L.C.                            72-1283369
Onepercent Holding Corporation                                  01-0566153

                              HIBERNIA CORPORATION
                            RETIREMENT SECURITY PLAN

                                    EXHIBIT B
                              SPECIAL TESTING RULES

         1. Special Definitions. For purposes of this Exhibit B, the term Actual Deferral Percentage or ADP shall be determined separately with respect to Eligible Employees who are Highly Compensated Employees and Eligible Employees who are Non-Highly Compensated Employees. Such percentage shall equal the average of the ratios of each Eligible Employee's aggregate Pre-Tax Basic and Pre-Tax Excess Contributions over his or her Compensation. For this purpose, Pre-Tax Basic and Pre-Tax Excess Contributions shall be taken into account for a Plan Year if (a) such contributions are allocated to an Account as of the last day of the Plan Year, or (b) such contributions are related to Compensation that
(i) is attributable to services performed during the Plan Year and is payable no later than 2 1/2 months after the close of the Plan Year or is payable during the Plan Year, and (ii) such contributions are actually delivered to the Trustee not later than 12 months after the last day of the Plan Year with respect to which such contributions relate.

         The term Actual Contribution Percentage or ACP shall have the same meaning as the term Actual Deferral Percentage, except that the aggregate of Matching Contributions, Voluntary Basic Contributions and Voluntary Excess Contributions shall be substituted for the aggregate of Pre-Tax Basic and Pre-Tax Excess Contributions thereunder.

         2. Anti-Discrimination Test for Pre-Tax Basic and Pre-Tax Excess Contributions. As of each Annual Valuation Date, the Committee (or its designee) shall determine whether the Actual Deferral Percentage of Highly Compensated Employees satisfies either of the following tests:

         a. The Actual Deferral Percentage for Highly Compensated Employees does not exceed the Actual Deferral Percentage for Non-Highly Compensated Employees multiplied by 125%; or

         b. The excess of the Actual Deferral Percentage for Highly Compensated Employees over the Actual Deferral Percentage for Non-Highly Compensated Employees is not more than two percentage points, and the Actual Deferral Percentage for Highly Compensated Employees does not exceed the Actual Deferral Percentage for Non-Highly Compensated Employees multiplied by two.

For Plan Years commencing prior to January 1, 2001, such determination shall be made on a prior year basis; for Plan Years commencing on or after January 1, 2001, such determination shall be made on a current year basis.

         3. Special Treatment of Matching Contributions. Each Plan Year the Committee (or its designee), in its sole discretion, may designate Matching Contributions for inclusion in the determination of each Eligible Employee's Actual Deferral Percentage hereunder. To the extent Matching Contributions are not so designated, such contributions shall satisfy the limitations imposed under paragraph 5 hereof.

         If Matching Contributions are deemed to be includable in the determination of the Actual Deferral Percentage in accordance with the provisions of this paragraph 3, such amounts:

         a. Shall be allocated to the Employee Pre-Tax Excess Account of each Participant and shall be subject to the terms and conditions applicable to such account, as set forth more fully herein; and

         b. Shall not be used to satisfy the minimum contribution requirements imposed under Article XIII, hereof, if any.

         4. Correction of Excess Pre-Tax Basic and Pre-Tax Excess Contributions. In the event the Actual Deferral Percentage of the Highly Compensated Employees exceeds the limitation imposed under paragraph 2 hereof, the Committee shall use one or more of the following methods to correct such excess:

         a. Distribute excess contributions, together with the earnings thereon, to affected Highly Compensated Employees in accordance with the provisions of paragraph 7 hereof. For this purpose, such excess shall first be distributed to each Highly Compensated Employee whose Actual Deferral Percentage is the greatest, to the extent necessary to satisfy the applicable limitation described paragraph 2 hereof, or until each such Highly Compensated Employee's Actual Contribution Percentage equals the next highest percentage of such Employees. Such distribution shall be repeated until the applicable limitation is satisfied.

         b. Contribute to the Employee Pre-Tax Excess Contribution Account of affected Non-Highly Compensated Employees the amount required to satisfy applicable limitations imposed under paragraph 2 hereof. Such contribution shall first be allocated to the Employee Pre-Tax Excess Contribution Account of each Non-Highly Compensated Employee whose Compensation is the smallest in an amount determined by the Committee; such allocation shall be repeated to the extent necessary to satisfy the limitations imposed under paragraph 2 hereof. Such allocation shall be made as of the Annual Valuation Date and shall be actually delivered to the Trustee no later than 12 months after the close of such year.

         c. Correct such excess in any other manner permitted under Code Section 401(k) and the regulations promulgated thereunder.

         5. Alternative Test for Matching, Voluntary Basic, and Voluntary Excess Contributions. If Matching Contributions are not included in the determination of the Actual Deferral Percentage in accordance with the provisions of paragraph 3 hereof, such contributions shall satisfy the provisions of this paragraph 5.

         At least as frequently as each Annual Valuation Date, the Committee shall determine whether the aggregate of Matching, Voluntary Basic and Voluntary Excess Contributions (Aggregate Contributions) made during the Plan Year on behalf of Highly Compensated Employees satisfies either of the following tests:

         a. The ACP for Highly Compensated Employees does not exceed the Actual Contribution Percentage for Non-Highly Compensated Employees multiplied by 125%; or

         b. The excess of the ACP for Highly Compensated Employees over the Actual Contribution Percentage Non-Highly Compensated Employees is not more than two percentage points, and the Actual Contribution Percentage for Highly Compensated Employees does not exceed the Actual Contribution Percentage for Non-Highly Compensated Employees multiplied by two.

         In the event the ACP of the Highly Compensated Employees exceeds the limitations described above as of an Annual Valuation Date, (a) the Committee shall distribute such excess Aggregate Contributions, together with the earnings on such amounts, to affected Highly Compensated Employees in accordance with the provisions of paragraph 7 hereof, or (b) to the extent such contributions are not vested, such excess Aggregate Contributions shall be forfeited. For this purpose, such excess shall first be distributed to each Highly Compensated Employee whose Actual Contribution Percentage is the greatest, to the extent necessary to satisfy the applicable limit described in this paragraph 5 or until each such Employee's Actual Contribution Percentage equals the next highest percentage. Such distribution shall be repeated until the applicable limitation is satisfied.

         For Plan Years commencing prior to January 1, 2001, such determination shall be made on a prior year basis; for Plan Years commencing on or after January 1, 2001, such determination shall be made on a current year basis.

         6. Multiple Use of Alternative Limitation. As of the Annual Valuation Date of any Plan Year commencing prior to January 1, 2002, if a Highly Compensated Participant participates in an elective deferral arrangement within the meaning of Code Section 410(k) and an arrangement subject to the provisions of Code Section 401(m), the sum of his or her Actual Deferral Percentage and Actual Contribution Percentage shall not exceed the Aggregate Limit. For this purpose, the term Aggregate Limit shall mean the sum of the following amounts:

         a. 125% of the greater of (i) the ADP or the ACP of the Non-Highly Compensated Employees; and

         b. The lesser of 200% of or two percentage points plus the lesser of the ADP or ACP of the Non-Highly Compensated Employees.

For Plan Years commencing prior to January 1, 2001, such determination shall be made on a prior year basis; for Plan Years commencing on or after January 1, 2001, such determination shall be made on a current year basis. Such determination shall be made in accordance with the provisions of Code Section 401(k)(12) and the regulations promulgated thereunder.

         Any excess amount shall be determined in accordance with the provisions of paragraph 4a hereof distributed to each affected Highly Compensated Employee in accordance with the provisions of paragraph 7 hereof.

         7. Distribution of Excess Contributions. Excess Contributions, together with earnings thereon, distributed in accordance with paragraph 4 or 5 hereof shall (a) be distributed not later than the March 15th following the close of the Plan Year with respect to which such excess relates, or (b) in any event, not later than the last day of the Plan Year following the year in which such excess contributions were made.

         Earnings distributed with respect to such excess contributions shall be computed using (a) the actual rate of return realized by each affected Participant with respect to his or her Employee Accounts or Matching Contribution Account during the affected Plan Year, or (b) any other reasonable method designated, from time to time, by the Committee, provided such method is uniformly applied to all affected Participants.

         8. Safeharbor Testing Method. For Plan Years commencing on or after January 1, 2003, the Committee may designate the Plan as a Safeharbor Plan with respect to such year. Any such designation shall be contingent upon compliance with the following special rules:

         a. The amount allocated to each Participant's Matching Contribution Account hereunder, shall be fully vested and nonforfeitable, effective for Matching Contributions made as of the first day of the Plan Year with respect to which such designation is made.

         b. Within a reasonable period prior to the first day of any such Plan Year, the Committee shall provide written notice of such designation (or the possibility that such designation will be made on or before the last day of the Plan Year), which notice shall include a description of Matching Contributions hereunder, the procedures applicable to Employee Contributions hereunder, the vesting provisions set forth in subparagraph
                  (a) hereof, and such other information as the Committee deems necessary or advisable.

         c. The Committee shall finally designate the Plan as a Safeharbor Plan on or before the last day of an affected Plan Year. The Committee shall provide written notice to each Participant of such final designation as soon as practicable thereafter.

         d. For any year in which a Plan is deemed to be a Safeharbor Plan, Matching Contributions shall not be made with respect to more than 6% of each Active Participant's Compensation.

         e. For any year in which the Plan is deemed to be a Safeharbor Plan, Matching Contributions shall made with respect to each Active Participant's Pre-Tax Basic Contributions either (i) in an amount equal to such contributions, but not in excess of 5% of Compensation, or (i) in an amount equal to such contributions not in excess of 4% of each such Participant's Compensation and in an amount equal to 50% of such contributions between 4% and 6% of such Participant's Compensation. Matching Contributions hereunder shall be determined on the basis of each payroll period.

For any Plan Year in which the Plan is deemed to be a Safeharbor Plan, the remaining provisions of this Exhibit B hereof shall not apply.

         9. Authority of the Committee. The Committee, in its discretion, shall adopt such rules and procedures as it deems necessary or appropriate in order to administer the anti-discrimination tests imposed hereunder. Such procedures may include, but are not limited to, the determination of the method by which the Plan will satisfy such anti-discrimination tests, the method by which earnings will be computed, the determination of Compensation (within the meaning of Section 414(s)) to be used for testing purposes, and the method by which Participants will be notified in the event a distribution or other corrective action is required. All such procedures shall comply with the rules of Code Sections 401(k) and (m) and the regulations promulgated thereunder.

                              HIBERNIA CORPORATION
                            RETIREMENT SECURITY PLAN

                                    EXHIBIT C
                              ERISA SECTION 404(c)

         1. Purpose. This Exhibit C is intended to form a part of and to be incorporated into the Hibernia Corporation Retirement Security Plan (the "Plan") and is intended to amplify the terms and conditions of the Plan applicable to the investment of Earmarked Accounts. This Exhibit C is intended to comply with the provisions of ERISA Section 404(c) and to be interpreted and construed in a manner consistent with the regulations promulgated thereunder.

         2. Duties and Powers of the Committee. Subject to the limitations of paragraph 5 hereof, the Committee shall designate one or more open or closed-end mutual funds, common or collective trust funds, group or master trusts, deposit funds, insurance contracts or guaranteed insurance contracts ("GICs"), separate investment accounts or other collective or pooled arrangements as Investment Funds hereunder. The Committee shall review the performance of such funds or arrangements, from time to time, and shall have the power and authority to modify the designation of such funds or arrangements, in its sole discretion.

         3. Designation of ERISA 404(c) Fiduciary. The Committee shall be the fiduciary required to be identified within the meaning of ERISA Section 404(c) and the regulations promulgated thereunder (the Investment Administrator), to act as the person who, among other things, is responsible for the execution of investment instructions in accordance with these Procedures and Article VII of the Plan.

         4. Information. The Investment Administrator shall furnish (or cause to be furnished) to each Participant the following information: (a) a disclosure that the Plan is intended to comply with ERISA Section 404(c); (b) a description of the Investment Funds available under the Plan; (c) a description of the procedures applicable to investment instructions; (d) a summary of any fees or charges applicable to purchases or sales of investment options; and (e) the name, address and telephone number of the Investment Administrator. If a prospectus is available with respect to an Investment Fund hereunder, the Investment Administrator shall furnish (or cause to be furnished) such prospectus to a Participant not later than the time of his or her initial investment in such option.

         Information may be delivered in accordance with this paragraph 4 in writing or by other means acceptable to the Investment Administrator, including, without limitation, voice response or similar systems or other forms of electronic media or technology, such as via a website or other internet and intranet systems. Information shall be deemed furnished by the Investment Administrator if furnished or made available by an agent appointed by the Employer or the Investment Administrator.

         5. Investment of Earmarked Accounts. The Investment Administrator (or an agent appointed by the Employer for such purposes) shall cause the Trustee to invest amounts allocated to each Participant's Earmarked Account in accordance with the instructions of such Participant. Such accounts may be invested in the following:

         a. An equity fund, which fund shall consist primarily of shares common or preferred stock issued by companies other than the Employer or an affiliate of the Employer;

         b. A money market fund, which fund shall consist primarily of high quality money market instruments such as, but not limited to, interest-bearing securities issued by companies other than the Employer or its affiliates, commercial paper, interest bearing securities issued by the United States government or agencies thereof with varying maturity dates, certificates of deposit and time deposits, banker's acceptances, investment contracts and repurchase agreements;

         c. An Employer Securities Fund, consisting primarily or solely of Employer Securities; and

         d. One or more additional Investment Funds designated by the Employer.

         Investment directions shall be expressed as a whole percentage of the total amount credited to a Participant's accounts. A Participant shall be permitted to change his or her investment instructions with respect to at least three investment alternatives at least as frequently as once each three-month period.

         The Investment Administrator may establish additional uniform procedures concerning the investment of Earmarked Accounts, which procedures shall include, but shall not be limited to, the times at which investment changes can be made, the circumstances under which investment directions can otherwise be revoked, and the designation of one or more default investments to be used in the event investment instructions are not timely received from any Participant or are ambiguous.

         6. Default Investment. If investment directions are not received by a Participant or cannot be implemented by the Investment Administrator (or its designee), all or a portion of such Participant's Earmarked Accounts shall be held in the Investment Fund designated by the Committee, without liability for loss of investment opportunity, pending receipt of proper instructions.

         7. Liability for Investment Decisions. Each Participant shall have exclusive responsibility for and control over the investment of amounts allocated to his or her Earmarked Accounts. Neither the Employer, the Trustee, the Investment Administrator nor the Committee shall have any duty, responsibility or right to aid or give investment advice concerning the investment of an Earmarked Account hereunder. To the maximum extent permitted by law, neither the Employer, the Trustee, the Investment Administrator nor the Committee shall be responsible for any loss which may result from a Participant's exercise of control hereunder.

         8. Termination of Employment. If an Earmarked Account is maintained for a Participant who has terminated his or her employment with the Employer, such Participant shall be entitled to exercise investment authority over such accounts in accordance with the terms of the Plan and these procedures; provided, however, that if the Committee is unable to locate such Participant after exercising reasonable efforts, the Trustee shall have full discretion over the investment of such Participant's accounts. Such discretion shall include the right invest the accounts in accordance with the last investment instructions of the Participant or to invest the accounts in any other investment then available under the Plan. The Trustee shall exercise the power afforded under this paragraph 8 in a manner intended to preserve the principal of any such account. To the extent the exercise of such power results in a diminution of income or earnings, neither the Committee, the Employer, nor the Trustee shall have any liability for such diminution.

         9. Fees and Expenses. One or more of the investment options designated by the Committee may require Participants to bear all or a portion of the management or other fees charged thereunder and transaction costs may be assessed with respect to any such investment thereunder. Neither the Committee nor the Employer shall be required to ensure that all such fees and costs are uniform as among investment options. Further, the Employer shall not be prohibited from deducting from each Participant's Direct Investment Account such additional fees and expenses as may be directly attributable to the Participant's exercise of investment discretion with respect to such account. The provisions of this paragraph 9 shall be in addition to any provision in the Plan concerning the treatment of fees and expenses.

                              HIBERNIA CORPORATION
                                   RESOLUTIONS
                        EMPLOYEE BENEFIT PLANS COMMITTEE

         WHEREAS, Hibernia Corporation (the "Company") maintains the Retirement Security Plan, most recently amended and restated, effective as of January 1, 2002, which plan is intended to be and remain qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "RSP");

         WHEREAS, the Company now desires to take advantage of a change in the tax laws under the Economic Growth and Tax Relief Reconciliation Act of 2001, to enable the Company to be eligible for a corporate income tax deduction for Company dividends paid to participants invested in the employer securities fund of the RSP;

         WHEREAS, Section 15.4(f) of the RSP provides that this Employee Benefit Plans Committee possesses the authority to designate the employer securities fund as an employee stock ownership plan and to designate the initial dividend record date with respect to which participants shall be entitled to elect receipt of dividends in cash or reinvestment in the employer securities fund;

         NOW, THEREFORE, BE IT RESOLVED, that effective as of March 22, 2002, this Committee designates the employer securities fund of the RSP as an employee stock ownership plan and the dividend record date of April 29, 2002 as the initial dividend record date to which participants shall be entitled to irrevocably elect receipt of dividends in cash or dividend reinvestment in the employer securities fund of the RSP; and

          FURTHER RESOLVED, that this Committee delegates to Michael S. Zainey, and his designees, the power and authority to take any and all action as may be reasonably necessary to fully effectuate and carry out the purposes and intent of the foregoing resolution, including, without limitation, the preparation and execution of necessary documents, the modification of Plan procedures and administrative practices, the provision of notices and communications regarding election and distribution procedures, and such additional actions as they, in their sole discretion, shall deem necessary or appropriate to enable the Company to take advantage of this tax law change; and

         FURTHER RESOLVED, that any actions previously taken by Michael S. Zainey, and his designees, that would have been authorized by the foregoing resolutions, if taken after their adoption, are hereby ratified and confirmed.

         IT WITNESS WHEREOF, executed in multiple originals this 19th day of March, 2002.


                              HIBERNIA CORPORATION
                        EMPLOYEE BENEFIT PLANS COMMITTEE

                                   EXHIBIT 5



                                 March 29, 2002


Hibernia Corporation
313 Carondelet Street
New Orleans, Louisiana  70130

         Re:      Hibernia Corporation
                  Registration Statement on Form S-8
                  Retirement Security Plan

Ladies and Gentlemen:

         I am Corporate Counsel and Secretary of Hibernia Corporation, a Louisiana corporation (the "Company"), and am delivering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the registration by the Company of 3,500,000 shares of Class A Common Stock (the "Shares") and an indeterminate amount of related plan interests pursuant to the Hibernia Corporation Retirement Security Plan (the "Plan").

         In furnishing this opinion, I have examined such documents and have made such investigation of matters of fact and law, as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

         In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

         Based upon and limited by the foregoing and the further qualifications stated below, and based upon legal considerations, which I deem relevant, and upon laws or regulations in effect as of the date hereof, I am of the opinion that the Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering and the Plan, and upon payment of the consideration therefor, will be, validly issued, fully paid and nonassessable.

         No opinion is expressed herein as to the effect of any future acts of the Company or any changes in existing law. The opinion expressed herein is rendered as of the date hereof with no undertaking to advise of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of this opinion. This letter expresses my legal opinion as to the foregoing matters based upon my professional judgment at this time. It is not, however, to be construed as a guaranty, or a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

         I hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. This opinion is furnished to you in connection with the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for herein.

                                         Very truly yours,

                                         /s/ Cathy E. Chessin

                                         Cathy E. Chessin
                                         Senior Vice President,
                                         Corporate Counsel and Secretary

                                  Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Retirement Security Plan of Hibernia Corporation of our reports (i) dated January 16, 2002, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and (ii) dated June 27, 2001, with respect to the financial statements and schedule of the Hibernia Corporation Retirement Security Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                            /s/ERNST & YOUNG LLP



New Orleans, Louisiana
March 27, 2002

                                   EXHIBIT 24

                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman of the Board of Directors of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha
M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                        /s/ Robert H. Boh
                                        ------------------
                                        Robert H. Boh
                                        Chairman of the Board of Directors
                                        HIBERNIA CORPORATION



                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                          /s/ E. R. "Bo" Campbell
                                          -----------------------
                                          E. R. "Bo" Campbell
                                          Director
                                          HIBERNIA CORPORATION




                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Richard W. Freeman, Jr.
                                            ---------------------------
                                            Richard W. Freeman, Jr.
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Dick H. Hearin
                                            ------------------
                                            Dick H. Hearin
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Robert T. Holleman
                                            ----------------------
                                            Robert T. Holleman
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Randall E. Howard
                                            ----------------------
                                            Randall E. Howard
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Elton R. King
                                            -----------------
                                            Elton R. King
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Sidney W. Lassen
                                            --------------------
                                            Sidney W. Lassen
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Donald J. Nalty
                                            -------------------
                                            Donald J. Nalty
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Ray B. Nesbitt
                                            ------------------
                                            Ray B. Nesbitt
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ William C. O'Malley
                                            -----------------------
                                            William C. O'Malley
                                            Director
                                            HIBERNIA CORPORATION

                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Dr. James R. Peltier
                                            ------------------------
                                            Dr. James R. Peltier
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Robert T. Ratcliff
                                            ----------------------
                                            Robert T. Ratcliff
                                            Director
                                            HIBERNIA CORPORATION


                                P0WER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Company"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (each of whom may act without the consent or joinder of the others), as her true and lawful agents and attorneys-in-fact, with full power of substitution, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver and file this Registration Statement relating to the Hibernia Corporation Retirement Security Plan, and any and all amendments (including post-effective amendments) thereto with the Securities and Exchange Commission, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hibernia Corporation Retirement Security Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of March 2002.

                                            /s/ Janee M. "Gee" Tucker
                                            -------------------------
                                            Janee M. "Gee" Tucker
                                            Director
                                            HIBERNIA CORPORATION